UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CrossFirst Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

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Notice of 2022 Annual Meeting

and Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS

March 25, 2022

Dear Fellow Stockholder,

I cordially invite you to attend the CrossFirst Bankshares, Inc. 2022 Annual Meeting of Stockholders to be held virtually at 10:00 a.m., Central time, May 3, 2022, at www.virtualshareholdermeeting.com/CFB2022.

All stockholders of record owning our outstanding shares of common stock at the close of business on March 11, 2022, will be entitled to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone, or by mailing the completed Proxy Card or voting instruction form. Using the Internet, telephone voting systems, or mailing your completed Proxy Card will not prevent you from voting your shares during the meeting if you are a stockholder of record and wish to do so.

Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement.

I am very much looking forward to our 2022 Annual Meeting of Stockholders.

Very truly yours, Rod K. Brenneman Independent Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to virtually attend the Annual Meeting, but whether or not you expect to attend virtually, you are urged to vote. Your prompt action will aid the Company in reducing the expense of proxy solicitation.

Date and Time	Location
May 3, 2022	www.virtualshareholdermeeting.com/cfb2022
10:00 a.m., Central time

Record Date
You are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting if you were a stockholder of record as of the close of business on March 11, 2022 (the “Record Date”).
Board
Items of Business		Recommendation
1	To elect four members of the Board of Directors named in the Proxy Statement as nominees as Class II directors, each for a term of three years.	FOR each director nominee
2	To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2022.	FOR

To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your Proxy Card or voting instruction form or by voting on the Internet or by telephone. The only voting securities of the Company are shares of our common stock, $0.01 par value per share (the “Common Stock”), of which there were 49,938,921 shares outstanding as of the Record Date. See the “Information About the Meeting” section beginning on page 36 for more details.

Internet Go to www.proxyvote.com

Telephone Call toll free 800-690-6903 or the number specified on your proxy card or voting instruction form

Mail Follow the instructions on your proxy card or voting instruction form

All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need a legal proxy from your broker, bank or other nominee (the stockholder of record) to attend. If you are a beneficial owner of our shares held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares. This booklet contains our Notice of Annual Meeting and 2022 Proxy Statement (the “Proxy Statement”).

By order of the Board of Directors,

Benjamin R. Clouse Chief Financial Officer & Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 3, 2022: CrossFirst Bankshares Inc.’s 2022 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2021 are available at: www.proxyvote.com.

Proxy Summary

This summary highlights selected information about the matters to be voted on at the Annual Meeting. You should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2021 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Please see the Annual Meeting Matters section beginning on page 36 for important information about the proxy materials, voting, and the Annual Meeting.

Voting Roadmap

PROPOSAL 1
Election of Directors	See
page 1
Our Board recommends a vote FOR each director nominee

Director Nominees

				Committees
Name	Age	Director Since	AC	CC	G&N	RC	Skills and Expertise
LANCE HUMPHREYS Independent	52	2018		✓	✓		Business Development, Management, Marketing
MICHAEL J. MADDOX	52	2008					Banking, Business Development, Executive, Public Company Experience
MICHAEL ROBINSON Independent	68	2018				•	Business Development, Risk Management, Technology
STEVE SWINSON Independent	64	2013	✓				Business Development, CEO Experience, Energy, Construction

AC	Audit Committee	•	Chairperson of the Committee

CC	Compensation Committee	✓	Member of the Committee

G&N	Corporate Governance & Nominating Committee

RC	Risk Committee

All Directors exhibit:

•	Character, Competence, Commitment, Connection

•	A broad and relevant spectrum of experience and expertise

•	A reputation for integrity

•	Experience in positions with a high degree of responsibility

•	Commitment to representing the interests of stockholders

•	Strong networks within their local markets

Director Snapshot:

Average Tenure:
0-5 years • • • • • • •
more than 5 years • • • • • • •

Average Age:
< 60 years • • • • • • • •
60-70 years • • • • •
> 70 years •

Corporate Governance Highlights

The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The following are highlights of our corporate governance practices:

Best Practices		Board Performance

•	Separate Board Chairperson and CEO roles	•	Directors attended more than 75% of all Board and committee meetings

•	All independent directors except for CEO and CIO directors	•	Annual Board and committee performance evaluations

•	Separate Board Risk Committee focused on enterprise-wide risk management	•	Representation of diverse mix of skills, experience and backgrounds

•	Limits on other board service	•	Access to independent experts and advisors

•	Retirement policy	•	Ongoing Director nominee identification and selection process

•	Active stockholder engagement practices

•	Regular executive sessions of non-management Directors

PROPOSAL 2

Ratify the Appointment of BKD LLP as Independent Auditors for 2022
See
Our Board recommends a vote FOR this Proposal	page 30

Business Highlights

In 2021, the Company’s accomplishments included:

•	$5.6 billion of assets with net income for the fiscal year ended December 31, 2021 of $69 million, an increase of $57 million or 451% from the prior year ended December 31, 2020;

•	Improved our fiscal year efficiency ratio from 58.13% in 2020 to 54.50% in 2021; and

•	Increased tangible book value per share to $13.23 at December 31, 2021 compared to $12.08 at December 31, 2020.

Executive Compensation Highlights

The Company structured its 2021 executive compensation program to align with stockholder interests and the long-term interests of the Company, appropriately balance risk and reward, and attract and retain a talented executive team. The program was designed on the following principles:

Pay for Performance	Balanced Compensation Structure	Market-Competitive Pay Opportunity

Our compensation should reflect Company, business segment, and individual performance.	We seek to deliver a mix of fixed and variable compensation that is aligned with stockholder interests and the long-term interests of the Company and that appropriately balances risk and reward.	Our compensation should be competitive relative to our peers in order to attract, motivate and retain a talented executive team.

(At Risk)

Element	Base Salary	Time-based RSUs	Annual Incentive	Performance Shares

Highlights	Fixed compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance	Award of time- based RSUs that vest in 1/3 increments over 3 years	Annual cash bonus opportunity based on adjusted net income	Annual award of performance shares will vest and vary based on achievement of 3-year performance goals.

Highlights of our compensation program include:

•	Pay for performance

•	Align compensation with stockholder interests

•	Provide oversight by an independent Compensation Committee

•	Implement contractual share ownership and retention guidelines for NEOs

•	Clawback incentive compensation under certain circumstances

•	Regularly evaluate risk performance in incentive compensation design and decisions for our NEOs

•	Provide a balanced change in control severance policy with a double trigger and no excise tax gross-ups

Table of Contents

Board & Governance Matters

Board & Governance Matters

PROPOSAL 1 - Election of Directors

The Board of Directors recommends that you vote “FOR” the election of each Class II director nominee. Proxies solicited by our Board will be voted “FOR” the election of each Class II director nominee unless otherwise instructed.

The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The Board oversees the Company’s business and directs its management. The non-employee directors of the Board are not involved in day-to-day operations. Instead, the Board meets periodically with management to review the Company’s operating plans, multi-year strategic plan, risks, and business strategies. Directors also consult with management about the Company’s performance outside of formal meetings, which include opportunities for directors to have in-depth conversations with management about particular areas of the business.

All of the Class II director nominees set forth below are standing for election at the Annual Meeting. If elected each such director will serve for a term of three years and will hold office until his successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees below are current directors of the Company, and each such nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws. The experience, qualifications, attributes and skills of each of the Company’s director nominees are set forth below.

The Board believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and experiences. The Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board consider the skills and experiences of the directors in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. Our directors have a diversity of experience. They collectively have substantive knowledge and skills applicable to our business, including in the areas of public accounting and financial reporting, finance, risk management, business development, technology, marketing, operations, strategic planning, management development and succession, compensation, corporate governance, and banking.

The Nominating Committee regularly reviews the composition of the Board and its assessment of the Board’s performance in light of our evolving business requirements to maintain a Board with the appropriate mix of skills and experiences needed for the broad set of challenges that the Company confronts. Annually, we conduct individual interviews with each director that include topics such as Board and committee performance and effectiveness, and leadership of the Board and committees. The Independent Chairman then reports the results of these interviews to the full Board during its self-evaluation. The full Board evaluates such results. In addition, each committee annually conducts a self-evaluation.

Our Corporate Governance Guidelines provide that any director who has reached age 75 at or before the time of his or her election by the stockholders will not be eligible for election and the Board will not nominate for election such person. Our Corporate Governance Guidelines further provide that the Board may determine that the value of such director’s contribution makes it advisable that he continue to serve as a Director after reaching the age of 75 and can waive the application of this policy on an annual basis by majority vote of the other members of the Board. The Board of Directors is divided into three classes having three-year terms that expire in successive years. Four candidates have been nominated for election as Class II directors at the 2022 Annual Meeting for a three-year term expiring in 2025.

Upon recommendation of the Nominating Committee, the Board has nominated Lance Humphreys, Michael J. Maddox, Michael Robinson, and Steve Swinson for re-election as Class II directors. Biographical information about each of the nominees and continuing directors follows. A discussion of the qualifications, attributes and skills of each nominee led the Board and the Nominating Committee to the conclusion that he or she should continue to serve as a director follows each of the director and nominee biographies. If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Messrs. Humphreys, Maddox, Robinson and Swinson. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other nominee, that organization will leave your shares unvoted on this matter. As previously disclosed, David O’Toole, a current Class II director, is retiring from the Board effective at the end of his term at the Annual Meeting and will not be standing for reelection.

Proxy Statement Page 1

Board & Governance Matters

Information Regarding the Board and Director Nominees

Background and Qualifications

George F. Jones passed away on May 21, 2021, and Jay Shadwick retired from the Board effective July 29, 2021, resulting in two vacancies on the Board. The size of the Board has been reduced to eliminate the vacancies. The names of the proposed director nominees and our continuing directors, their respective ages and other biographical information as of March 11, 2022, are set forth in the following sections.

Nominee	Age	Independent	Term Expires	Director Since	Comp. Committee	Nominating Committee	Audit Committee	Risk Committee
Lance Humphreys	52	Yes	2022	2018	✓	CHAIR
Michael J. Maddox	52	No	2022	2008
Michael Robinson	68	Yes	2022	2018				CHAIR
Steve Swinson	64	Yes	2022	2013			✓
Continuing Directors	(Class III directors’ terms expire in 2023 and Class I directors’ terms expire in 2024)
Rod Brenneman	57	Yes	2023	2012	CHAIR	✓
George Bruce	67	Yes	2023	2009				✓
Steven W. Caple	56	Yes	2024	2018			✓
Ron Geist	53	Yes	2024	2018	✓	✓
Jennifer Grigsby	53	Yes	2023	2013			✓
George Hansen	72	Yes	2024	2013				✓
Mason King	46	Yes	2023	2018				✓
James Kuykendall	56	Yes	2023	2018	✓
Kevin Rauckman	59	Yes	2024	2016			CHAIR
Grey Stogner	61	Yes	2024	2018				✓

Proxy Statement Page 2

Board & Governance Matters

Board Diversity

The following diversity statistics regarding our board are reported in the standardized disclosure matrix required under applicable Nasdaq rules.

Board Diversity Matrix (As of March 11, 2022)
Total Number of Directors	14
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	13
Part II: Demographic Background
African American or Black
Alaskan Native or Native American		1
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	12
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	-

Proxy Statement Page 3

Board & Governance Matters

Nominee Biographical Information

Lance Humphreys

Mr. Humphreys has served as Manager and Lead Investor of Triad Marketing Inc. since May 2010. He also serves as a Managing Partner of Carlton Landing, LLC. Mr. Humphreys previously served as Manager of Covenant Hospitality, LLC from February 2011 through May 2016. Mr. Humphreys graduated from the University of Oklahoma, where he studied Marketing. Mr. Humphreys also studied at Denver Seminary and spent eight years as the senior leader of Bridgeway Church in Oklahoma City. Mr. Humphreys previously served on the board of CrossFirst Bank from 2012 until 2018. He is a current board member for Carlton Landing, LLC, Martin Bionics and Humphreys Real Estate Income Fund.

Skills and Qualifications - Mr. Humphreys was selected to serve on our Board of Directors because of his significant management and general business experience.

Michael J. Maddox

Mr. Maddox has served as President and Chief Executive Officer of the Bank since November 28, 2008 and of the Company since June 1, 2020. Prior to joining the Bank, he was a Regional President for Intrust Bank. In this role, he managed the bank’s operations in Northeast Kansas. Mr. Maddox has over 18 years of banking experience. Mr. Maddox attended the University of Kansas from which he received a Business degree in 1991 and a law degree in 1994. While at KU, Mr. Maddox was a four-year basketball letterman and a member of the KU team that won the National Championship in 1988. Mr. Maddox serves on the Kansas City Civic Council. He has served on the board of CrossFirst Bank since 2008. Mr. Maddox’s employment agreement grants him a right to be appointed as a director of the Company and the Bank.

Skills and Qualifications - Mr. Maddox was selected to serve on our Board of Directors because of his significant banking leadership experience.

Michael Robinson

Since March 2006, Mr. Robinson has owned and worked for Leadergy Catalyst LLC, a senior leadership advisory company specializing in emerging technologies, business process development, risk management, operational scalability, and high-performance team development. During this time he has helped client companies achieve efficiencies through process improvement. He has served on the board of CrossFirst Bank since its inception in 2007.

Skills and Qualifications - Mr. Robinson was selected to serve on our Board of Directors because of his significant technology expertise, particularly in telecom network infrastructure, software development and implementation, cybersecurity management, as well as risk management and general business experience.

Proxy Statement Page 4

Board & Governance Matters

Stephen K. Swinson

Mr. Swinson is CEO of CenTrio Energy, North America’s leading pure-play district energy platform. He joined CenTrio in 2021 and has been driving operational excellence and corporate expansion since the company was acquired in 2021. He is leading the company’s growth in current and new markets and its continued transformation to a sustainable energy-centered district energy platform that empowers customers to pursue carbon-reducing district energy operations across North America. Previously, he held the position of President and CEO of Thermal Energy Corporation (TECO) from 2005 to 2021. The company was named International District Energy Association’s 2019 System of the Year under his leadership.  Mr. Swinson is a member of the Alabama Engineering Hall of Fame (2022), the TMC Advisory Board of Directors, the TMC Venture Fund Advisory Board of Directors, and CrossFirst Bank Board of Directors. He has also been a member of the International District Energy Association (IDEA) since 1983 and is the recipient of the Norman R. Taylor Person of the Year Award (2015). He has served on IDEA’s Board of Directors for more than 15 years including a term as President/Chairman in 1996-1997. He currently serves as chairman of the audit committee. He holds a bachelor’s degree in mechanical engineering from Auburn University and a master’s degree in business administration from the Kellogg Graduate School of Management at Northwestern University. He is a licensed professional engineer and is a frequent presenter and publisher on emerging issues in the energy field. Mr. Swinson is also of Native American descent.

Skills and Qualifications - Mr. Swinson was selected to serve on our Board because of his significant management and general business experience, particularly in energy and construction.

The Board recommends a vote FOR the election of

Lance Humphreys, Michael J. Maddox, Michael Robinson and Steve Swinson.

Proxy Statement Page 5

Board & Governance Matters

Continuing Director Biographical Information

Rod K. Brenneman, Chairman of the Board

Since August 2014, Mr. Brenneman has been an independent business consultant and advisor. From 2011 until August 2014, Mr. Brenneman served as the President and Chief Executive Officer of Butterball LLC, the largest integrated turkey processing company in the United States and a joint venture of Seaboard Corporation and Maxwell Foods, LLC. Previously, Mr. Brenneman served in various financial and management capacities at Seaboard Corporation, a global agribusiness and transportation company, from 1989 until 2011. Mr. Brenneman served as President and Chief Executive Officer of Seaboard Foods from 2001 until 2011, as Senior Vice-President and Chief Financial Officer of Seaboard Foods from 1999 to 2001, as Senior Vice President, Live Production for Seaboard Foods from 1996 until 1999 and Vice President - Finance and Administration of Seaboard Foods from 1994 to 1996. His previous experience includes several years with Arthur Andersen. Mr. Brenneman is a CPA and graduated from Wichita State University. Mr. Brenneman has served on several boards, both for-profit and not-for-profit, and is involved in private equity. Mr. Brenneman previously served on the board of CrossFirst Bank from 2009 until 2012. Currently, he serves on the board of the Clemens Family Corporation, McKee Foods, Goldsboro Milling, Great Lakes Cheese Co., Inc., P&P Optica Inc., New Horizon, T2 Capital Management, Lifesong for Orphans, Inc. and Made to Flourish, Inc.

Skills and Qualifications - Mr. Brenneman was selected to serve on our Board of Directors because of his significant management and financial experience.

George C. Bruce

Mr. Bruce has served as the CEO of Aladdin Petroleum Corporation, an oil and gas exploration and production company since 1993. Mr. Bruce has also served as general counsel for Aladdin Middle-East, Ltd., a private petroleum exploration, production and drilling company, primarily drilling in the Republic of Turkey since 1980 and serves as its Vice Chairman and Executive Vice President. In his legal career, Mr. Bruce was a law partner of Hall, Pike & Bruce from 1980-1988 before joining Martin, Pringle, Oliver, Wallace & Bauer, LLP, where he served as managing partner and retired in January 2022. Mr. Bruce served as corporate counsel for Union Bankshares, Inc., the holding company for Union National Bank of Wichita, for 10 years from 1985 through its acquisition by Commerce Bank in 1995. Mr. Bruce also served as legal counsel for numerous banks in obtaining de novo charters and in connection with sales and acquisitions. Mr. Bruce received a B.A. degree in History from the University of Kansas in 1977 and his law degree from Washburn University School of Law in 1980. He has served on the board of directors of Aladdin Petroleum Corporation since 1993, and the board of Aladdin Middle-East, Ltd. since 1990. Additionally, Mr. Bruce has served on the board for Heartland Community Church since 1993 and is currently serving as the Chairman of the Board of Urban Preparatory Academy of Wichita, which was organized in 2021.

Skills and Qualifications - Mr. Bruce was selected to serve on our Board of Directors because of his significant legal, business and banking experience, particularly in the energy sector.

Proxy Statement Page 6

Board & Governance Matters

Steven W. Caple

Mr. Caple has served as President of Unity Hunt, Inc., the company through which the Lamar Hunt family oversees its holdings, since January 2011. Additionally, Mr. Caple serves in various roles for many of the Lamar Hunt family’s trusts and portfolio companies. Mr. Caple is also the co-owner of TRL Management, LLC. Prior to joining Unity Hunt, Mr. Caple served as President of VFT Capital, LP (“VFT”). Before joining VFT, Mr. Caple served as President of Novo Networks, Inc., and he previously held legal and management positions with GTE Corporation, Chancellor Media Corporation and Marcus Cable, LP. Mr. Caple also practiced law with the firm of Patton, Haltom, Roberts, McWilliams & Greer, LLP. Mr. Caple received his bachelor’s degree from the University of Texas at Dallas and a law degree, cum laude, from the University of Arkansas, where he served as the Managing Editor of the Arkansas Law Review. Mr. Caple currently serves as Chairman of Hunt Midwest Enterprises, Inc. and as a board member of Placid Holding Company, Inc., Hunt Southwest Real Estate Development, LLC, FCD Holdings, and Trinity Hunt Management GP, LLC. He also serves as an advisory board member of the Roundtable Forum, a host committee member of the Great Investors’ Best Ideas Foundation Investment Symposium, a board member of the National Archives Foundation and a committee member of Campaign Arkansas.

Skills and Qualifications - Mr. Caple was selected to serve on our Board of Directors because of his significant management experience across many industries.

Ron Geist

Mr. Geist has served since June 2014 as President of RAGE Administrative and Marketing Services (“RAMS”), a large franchisee of restaurants. Prior to being appointed President, Mr. Geist served as Real Estate Director at RAMS. Additionally, Mr. Geist has served as Managing Partner of Starwood Investments, L.P. (“Starwood”) since February 2012. Starwood has holdings in securities, real estate, and other investments. Prior to joining RAMS and Starwood, Mr. Geist served as President of Blue Ribbon Technologies, a provider of document imaging and storage, as well as customizable web design. Before joining Blue Ribbon, Mr. Geist was Managing Partner and owner of Zland of Denver, a company that provides integrated web-based applications for the marketing, commerce and operations of business. Mr. Geist has also held various positions for Beauty First, a provider of hair care services and products throughout its chain of stores. Mr. Geist is a partner in Flint Oak Ranch, which is a private hunting resort. Mr. Geist received his B.S. degree from the University of Kansas. He has served on the board of CrossFirst Bank since 2013.

Skills and Qualifications - Mr. Geist was selected to serve on our Board of Directors because of his significant experience in restaurant franchising and general business.

Proxy Statement Page 7

Board & Governance Matters

Jennifer Grigsby

Jennifer M. Grigsby has served as the Secretary of Economic Administration for the State of Oklahoma since March 2021. Ms. Grigsby served as Executive Vice President and Chief Financial Officer of Ascent Resources, LLC, an oil and gas exploration and production company located in Oklahoma City, OK, from July 2015 through May 2020. Ms. Grigsby previously served as CFO of American Energy – Woodford, LLC and CEO and CFO of American Energy Minerals, LLC from February 2015 to July 2015. Prior to joining American Energy, Ms. Grigsby was Senior Vice President – Corporate and Strategic Planning for Chesapeake Energy Corporation, an oil and gas exploration and production company from August 2013 to May 2014. Ms. Grigsby received a BS degree in Accounting in 1991 from Oklahoma State University and her MBA from Oklahoma City University in 1999. Ms. Grigsby is a Certified Public Accountant and Chartered Global Management Accountant and is a member of the Oklahoma Society of CPAs and the American Institute of Certified Public Accountants. Ms. Grigsby is also National Association of Corporate Directors (NACD) Directorship CertifiedTM. She previously served on the board of directors of CrossFirst Bank from 2012 to 2013. Ms. Grigsby serves as chair of the board of directors of the YMCA of Greater Oklahoma City and on the board of directors of the Oklahoma Hall of Fame and the United Way of Central Oklahoma.

Skills and Qualifications - Ms. Grigsby was selected to serve on our Board of Directors because of her significant financial and general business experience, particularly in the energy sector.

George E. Hansen III

Mr. Hansen served as Chief Executive Officer and President of the Enterprise Center in Johnson County, a non-profit organization that provides education, connections to capital, mentoring and office space to Kansas City entrepreneurs, from June 2013 to February 2020. Additionally, Mr. Hansen has also served as a manager and internal consultant for Murfin Drilling since November 2013. Prior to his roles with the Enterprise Center in Johnson County and Murfin Drilling, Mr. Hansen was Executive Vice President for Thorn EMI, PLC. Additionally, Mr. Hansen has served as the CEO or Managing Director for four private companies. Mr. Hansen is a graduate of the University of Maine and holds a certificate in Management from Columbia University. He serves as a board member for the Enterprise Center in Johnson County and Matrix Measuring Systems.

Skills and Qualifications - Mr. Hansen was selected to serve on our Board of Directors because of his significant management experience across many industries.

Mason King

Mr. King is a Principal of Luther King Capital Management, an investment management company. He joined the firm in 2004 and serves as a Director of Public Equity Investment Strategies and a portfolio manager. Mr. King graduated with a Bachelor of Arts in English Literature from Princeton University and a Master of Business Administration from the University of Texas at Austin. He also completed the TCU Ranch Management Program. Mr. King holds board positions with St. Mark’s School of Texas, the Investment Advisor Association, Caesar Kleberg Wildlife Research Institute, Texas and Southwestern Cattle Raisers Foundation, LKCM Center for Financial Studies at TCU and the University of Texas MBA Investment Fund. He has also served on the board of CrossFirst Bank since 2018.

Skills and Qualifications - Mr. King was selected to serve on our Board of Directors because of his significant banking, financial and investment experience.

Proxy Statement Page 8

Board & Governance Matters

James W. Kuykendall

Mr. Kuykendall owns and operates Equipment World, Inc., a construction equipment dealership located in Tulsa, Oklahoma. The business sells equipment across the country and serves a regional area providing rentals, parts and services. Mr. Kuykendall joined the company in 1987 upon his graduation from Oklahoma State University and has spent over 30 years working to build the business. Mr. Kuykendall is involved in various industry associations and has served on the board of the Association of Oklahoma General Contractors. He has served on the board of CrossFirst Bank since 2017.

Skills and Qualifications - Mr. Kuykendall was selected to serve on our Board of Directors because of his significant business experience.

Kevin Rauckman

Mr. Rauckman is the owner of, and financial consultant for, Rauckman Advisors, LLC, where he has worked since November 2017. Mr. Rauckman was previously a financial advisor for MoBank (formerly Bank of Kansas City), a subsidiary of BOK Financial Corporation, from February 2015 through May 2016. Prior to joining the Bank of Kansas City, Mr. Rauckman served as the Chief Financial Officer and Treasurer of Garmin Ltd. from January 1999 until December 2014. He was named CFO of the Year by the Kansas City Business Journal in 2008. Mr. Rauckman received a B.S. in Business Administration in 1984 and an MBA degree in Finance from the University of Kansas in 1986. Mr. Rauckman serves as a board member and the audit committee chairman of JE Dunn Construction Group. Mr. Rauckman serves as a board member and the nomination/governance committee chairman of MGP Ingredients, Inc. He has served on the board of CrossFirst Bank since 2018.

Skills and Qualifications - Mr. Rauckman was selected to serve on our Board of Directors because of his significant financial and investment experience.

Grey Stogner

Mr. Stogner is the President and Owner of Crestview Real Estate, LLC (“Crestview”), which is a full-service commercial real estate company based in Dallas, Texas. Crestview specializes in development, leasing, property management, and asset management of commercial real estate. Mr. Stogner is also a principal in The Cogent Group, LLC, which is an investment company that specializes in net leased investments. Mr. Stogner has served as President of Crestview and as a principal in The Cogent Group, LLC since April 2008. During his career, which has spanned over 30 years in commercial real estate, he has been involved in the development of over 7 million square feet of commercial space primarily in the retail shopping center sector of the business. This has included food anchored retail centers, specialty centers and single tenant assets. Mr. Stogner graduated from Baylor University with a B.B.A. in Management, Marketing, and Real Estate and was a football letterman.

Skills and Qualifications - Mr. Stogner was selected to serve on our Board of Directors because of his significant experience in real estate investments.

Proxy Statement Page 9

Board & Governance Matters

Corporate Governance

Process for Nominating Directors

Nomination of Directors

The Nominating Committee is responsible for identifying, evaluating, and recommending candidates to the Board. The Nominating Committee may consider director candidates from a wide range of sources, including stockholders, officers, and directors. The Board is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Nominating Committee will continue to evaluate the composition of the Board, including the mix of skills and experiences of existing directors, as well as the potential benefits from new and different perspectives and skill sets.

Stockholder Recommendations for Director Candidates

Fulfilling its responsibility to identify, evaluate, and recommend director candidates, the Nominating Committee accepts stockholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. The Nominating Committee determines the need for additional or replacement Board members, then identifies and evaluates the director candidate under the Director Qualifications described below based on the information the Nominating Committee receives with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. If the Nominating Committee determines, in consultation with other directors, that a more comprehensive evaluation is warranted, the Nominating Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Nominating Committee will then evaluate the director candidate further, again using the qualification criteria described herein. The Nominating Committee receives input on such director candidates from other directors and recommends director candidates to the full Board for nomination. The Nominating Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Nominating Committee engages a third party, the Company pays for these services.

Stockholders who wish to recommend a candidate for the Nominating Committee’s consideration must submit the recommendation in writing to CrossFirst Bankshares, Inc. 11440 Tomahawk Creek Parkway, Leawood, Kansas, 66211 Attn: Chief Financial Officer & Corporate Secretary. The written notice must demonstrate that it is being submitted by a stockholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications, and other relevant biographical information. In addition, the stockholder must confirm the candidate’s consent to serve as a director. In 2021, there were no director candidates submitted by stockholders. Stockholders may make recommendations at any time.

In addition, stockholders may nominate director candidates by complying with the advance notice bylaw provisions discussed at the end of this Proxy Statement in the “General Information – Stockholder Proposals or Nominations Not Submitted Pursuant to Rule 14a-8” section.

Director Qualifications

Our Corporate Governance Guidelines describe our director qualifications. The Board seeks members who combine a broad and relevant spectrum of experience and expertise with a reputation for integrity. The Board looks for directors who can best perpetuate the Company’s success and represent stockholder interests through the exercise of sound judgment, using their diversity of experience. Directors should be selected based upon their potential contributions to the Board and management and their ability to represent the interests of stockholders. Also, the Board will consider the diversity of a candidate’s perspectives, background, and other demographics. When considering potential director candidates, the Board also considers: (i) whether the individual meets various independence requirements; (ii) the individual’s understanding of banking, the varied disciplines relevant to the success of a publicly traded company in the current business environment and the Company’s business and markets; (iii) the professional expertise, business and financial experience and educational background of the individual; (iv) the individual’s understanding of, and commitment to, high standards of regulatory compliance; (v) the personal and professional integrity of the individual; and (vi) other factors that promote diversity of views and experience.

Generally, no director is permitted to serve on more than four public company boards (including the Company’s Board). Management directors may only serve on one other public company board. Our Chairman of the Board may serve on no more than two other public company boards (this is limited to one other board if he is serving as lead director or chairman of another public company board).

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Board & Governance Matters

The Corporate Governance Guidelines include a retirement policy for directors. In general, under this policy, any director who has reached the age of 75 at or before the time for his or her election by stockholders or designation by the Board to the Board will not be eligible for election or designation to the Board, and the Board will not nominate for election or designate any such person as a director; provided, that, the Board may waive the application of this policy if the Board determines that the value of a particular director’s contribution makes it advisable to do so.

The Corporate Governance Guidelines also include a policy regarding a change of director’s circumstances. In general, under this policy, any director who retires, or makes a significant change to his or her principal employment or experiences a significant change in his or her personal circumstances that may reasonably have an adverse effect on the director’s service on the Board, including his or her independence or the Company’s business or reputation, must offer his or her resignation to the Board. The Nominating Committee then will review the appropriateness of that director’s continued service on the Board in light of the new circumstances and will make a recommendation to the Board as to whether the resignation should be accepted.

Information Concerning Nominees for Election as Directors

Director Independence

Our Board of Directors adopted our Corporate Governance Guidelines, which contain the director independence guidelines and provide that a majority of the members of the Board must qualify as independent. Our committee charters provide that each of the Audit Committee, the Compensation Committee, the Nominating Committee and the Risk Committee must consist of directors who are independent. The Board uses The Nasdaq Stock Market, LLC (“Nasdaq”) director independence standards (the “Standards”) and applicable SEC rules to determine independence. In each case, the Board broadly considers all relevant facts and circumstances and applies the guidelines and the Standards in determining whether directors qualify as “independent.” Our Corporate Governance Guidelines are available through the investor relations page of our internet site, https://investors.crossfirstbankshares.com, and in print free of charge to any stockholder who requests a copy.

The Board reviewed the independence of all of our directors who served at any time since January 1, 2021. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family and members of the Company’s senior management. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that each of our directors are independent of the Company and its management under the Standards and applicable SEC rules, except Michael J. Maddox, George F. Jones, Jr., and David O’Toole. The Board determined Messrs. Maddox, Jones, and O’Toole are not independent because they are employees of the Company, and Mr. Jones was not independent because he was an employee of the Company.

In determining that each of the directors other than Messrs. Maddox, Jones, and O’Toole is independent, the Board considered, among other things, certain relationships, which it determined were immaterial to the directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to, and/or purchased products and services from, law firms or companies at which some of our directors were partners or officers during 2020. In each case, the amount paid to or received from these companies in each of the last three years did not exceed the greater of $200,000 or 5% of that organization’s consolidated gross revenues, and in the case of individuals $120,000, the thresholds set forth in the Standards.

Board Operations

Board and Committee Meetings

Our Board held six meetings during 2021. Each director attended at least 75% or more of the total number of meetings of the Board and the standing committees on which such director served that were held while the director was a member. Our Board has established the following standing committees: Audit, Compensation, Nominating, and Risk. The membership and function of each committee and the number of meetings held by each committee during 2021 is described below.

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Board & Governance Matters

AUDIT COMMITTEE	Members
8 Meetings in 2021	Kevin Rauckman (Chair) Steven W. Caple Jennifer Grigsby Steve Swinson

Primary Responsibilities:

•      Oversee our accounting and financial reporting processes and audit of our financial statements, our risk management relating to our accounting and financial reporting process, and the qualifications and independence of our independent registered public accounting firm

•      Oversee the internal audit function, including the performance of our internal audits

•      Sole authority and responsibility to select, determine compensation for, evaluate the performance of, and, if appropriate, replace our independent registered public accounting firm

COMPENSATION COMMITTEE	Members
5 Meetings in 2021	Rod Brenneman (Chair) Ron Geist James W. Kuykendall Lance Humphreys

Primary Responsibilities:

•      Establish policies and procedures for compensating executive officers and non-employee directors

•      Determine the structure and objectives of each element of executive officer compensation, and the base salaries, incentive award opportunity levels, and all other components of such compensation

•      Set incentive compensation goals

•      Approve awards under equity and incentive compensation programs, and exercise administrative authority under benefit plans

•      Evaluate Chief Executive Officer performance and review evaluations of the performance of other executive officers

•      Recommend to the Board the structure of non-employee director compensation

•      Assist the Board in overseeing compensation risk including determinations regarding the risk of employee compensation practices and policies

•      Approve certain compensation disclosures

•      Retain independent compensation consultants

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Board & Governance Matters

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

4 Meetings in 2021

Primary Responsibilities:

•      Identify and recommend candidates for election to our Board and each Board committee

•      Consider matters of corporate governance and make recommendations or take action relating to such matters

•      Succession planning

Members Lance Humphreys (Chair) Rod Brenneman Ron Geist

Risk Committee	Members

4 Meetings in 2021

Primary Responsibilities:

•      Oversee the enterprise-wide risk management framework

•      Make recommendations to the Board on risk management policies and the Company’s risk appetite and tolerance

•      Oversee risk management governance and policies and perform other functions pursuant to the state and federal banking regulations

Michael Robinson (Chair) George C. Bruce George Hansen Mason King Grey Stogner

Committee Matters

Our Board has adopted a written charter for each of the Audit, Compensation, Nominating, and Risk Committees setting forth the roles and responsibilities of each committee. The committee charters are available through the investor relations page of our internet site https://investors.crossfirstbankshares.com.

All members of the Audit, Compensation, Nominating, and Risk Committees satisfy the standards of independence applicable to members of such committees under applicable Nasdaq Standards. In addition, the Board has determined that Mr. Rauckman and Ms. Grigsby are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K under the Exchange Act and are financial experts and have the financial sophistication required under applicable Nasdaq Standards due to their experience and background.

Board Leadership Structure

The Board of Directors resolved to separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and the day-to-day leadership and performance. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for board meetings, presides over meetings of the full Board of Directors (including executive sessions), and facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer. Our Board of Directors further believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined.

The Company’s Bylaws, as well as our Corporate Governance Guidelines, provide that the office of the Chairman and the office of the CEO may be, but need not be, held by the same person. The Company has a strong independent Board, with all directors except for Mr. Maddox and Mr. O’Toole having been determined to be independent under Nasdaq Standards. Further, as previously noted, all standing committees of the Board are composed solely of independent directors. The Board believes that having an Independent Chairman, separate from the CEO role, is the most appropriate leadership structure at this time. Although the Board believes that this best serves the interests of the Company and its stockholders, the Board retains the flexibility to combine the roles in the future. The Board recognizes its responsibility for the establishment and maintenance of the most effective leadership structure for the Company, taking into account all relevant facts and circumstances. In our Corporate Governance Guidelines, the Board has indicated that it will appoint a Lead Director whenever the position of Chairman is not held by an independent director.

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Board & Governance Matters

Non-Employee Director Meetings

In accordance with our Corporate Governance Guidelines, the non-employee directors meet regularly in executive sessions without management present. Currently, all non-employee directors are independent. The Chairman, who is independent, presides over executive and independent director sessions. Our Board met four times in executive session in 2021.

Compensation Committee Interlocks and Insider Participation

The following persons served on our Compensation Committee at the beginning of 2021: Messrs. Brenneman, Bruce, Hansen and Humphreys. In July 2021, Messrs. Bruce and Hansen transitioned from the Compensation Committee to the Risk Committee. Messrs. Geist and Kuykendall were transitioned from Risk and Audit respectively to the Compensation Committee. During 2021, no member of the Compensation Committee was an officer or employee or former officer of the Company or any of our subsidiaries. None of our executives served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee or (ii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

Board Attendance at Annual Stockholder Meeting

Members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders. All of our directors attended our 2021 Annual Meeting of Stockholders.

Code of Ethics and Business Conduct

The Company maintains a Code of Ethics and Business Conduct applicable to all directors, officers and employees, including senior financial officers, and provides a statement of CrossFirst’s policies for conducting business legally and ethically. The Code of Ethics and Business Conduct is available without charge through the investor relations page of our internet site, https://investors.crossfirstbankshares.com, or by writing to the attention of: CrossFirst Bankshares, Inc. 11440 Tomahawk Creek Parkway, Leawood, Kansas, 66211 Attn: Chief Financial Officer & Corporate Secretary. Any waivers of the provisions of this Code of Ethics and Business Conduct for directors or executive officers may be granted only in exceptional circumstances by the Board, or an authorized committee thereof, and will be promptly disclosed to the Company’s stockholders as may be required under the Securities and Exchange Commission (“SEC”) or Nasdaq rules.

Board and Committee Evaluations

In order to monitor and improve its effectiveness, and to solicit and act upon feedback they receive, the Board and its committees annually engage in a formal self-evaluation process. The Nominating Committee begins the process each year by reviewing and approving the self-evaluation procedures to ensure the independence and integrity of the process. Each member of the Board is then interviewed regarding his or her board and committee service, and any findings are shared with the Nominating Committee. The Nominating Committee Chair then reports any findings to the full Board and each standing committee to facilitate a discussion of the results.

Board Role in Risk Oversight

Our Board of Directors has ultimate authority and responsibility for overseeing our risk management. Our Board of Directors monitors, reviews and reacts to material enterprise risks identified by management. Our Board of Directors receives specific reports from executive management on credit, interest rate, liquidity, transactional, compliance and legal, strategic, and reputational risks and the degree of exposure to those risks. Our Board of Directors helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Committees of our Board of Directors have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Compensation Committee assesses and monitors risks in our compensation program. The Risk Committee assists our Board of Directors in its oversight of the enterprise-wide risk management of the Company, including but not limited to, risks associated with credit activities, regulatory compliance, vendor management, technology/cybersecurity, investment, markets, products and operational risks.

The Company’s subsidiary Bank also has a separate board. The Bank board consists of certain members of the Company’s board. Its members are Messrs. Bruce, Geist, King, Kuykendall, Hansen, Maddox, Rauckman and Robinson. This Bank board meets on a regular basis and its committees also take an active role in risk management. The Bank board regularly shares its materials with the Company’s Board.

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Director Compensation

Director Compensation

Director Compensation and Role of the Compensation Committee

The compensation paid to our non-employee directors further advances the interests of the Company and its stockholders by encouraging increased share ownership to promote long-term stockholder value.

The Compensation Committee is responsible for reviewing the effectiveness of the non-employee director compensation program in supporting the Company’s ability to attract qualified directors and align their interests with stockholders. The Compensation Committee reviews director compensation regularly and considers a variety of factors, including our financial performance, general market conditions, director compensation at comparable companies, director responsibilities, and trends in director compensation practices. Any recommendations for changes in director compensation are made to our Board.

The compensation payable under our directors’ compensation program is described below.

Compensation Program

Description	Annual Compensation Amount*
Annual Director Fees	$30,000 in cash and $30,000 in restricted stock
Non-Executive Chairman Fee	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Nominating Committee Chair	$20,000
Risk Committee Chair	$20,000
Audit Committee Members	$5,000
Other Committee Members	$2,500

*Each director may elect to receive the cash portion of such director’s fees (including Committee fees) in restricted stock.

In late 2021, Meridian Compensation Partners, LLC, the Compensation Committee’s independent compensation consultant, conducted a market review of director compensation. Meridian used the same peer group used for executive compensation benchmarking to provide a market review of Board compensation, which included a review of retainers, meeting fees and equity grants to directors. Changes based on Meridian’s recommendations Director Compensation will be implemented in May 2022.  Changes include an increase of $5,000 each for the Cash Retainer and Annual Restricted Stock award, an increase of $1,000 to Other Committee Member Fees, and a direct or indirect stock ownership requirement of $150,000 which may be accumulated over a three-year period. All directors currently meet the ownership requirement.

Reimbursements

Directors are reimbursed for reasonable expenses incurred in attending Board, committee and stockholder meetings, including reasonable expenses for travel, meals and lodging.

Directors Deferred Fee Plan

In 2018, our Board of Directors adopted a voluntary Directors’ Deferred Fee Plan (the “Directors’ Deferred Fee Plan”) that permits electing directors to receive deferred shares of our common stock in lieu of: (i) cash directors’ fees; and (ii) stock directors’ fees. The payment of the deferred shares received under the Directors’ Deferred Fee Plan is deferred for tax purposes until a director’s service on our Board of Directors ends. Before any deferred shares are delivered to a participating director, the director does not have any right to vote any of his or her deferred shares nor to receive any cash dividends on the deferred shares to the extent dividends are payable on shares of our common stock. If and when we pay a cash dividend on our shares, additional deferred shares are credited to a participating director’s account. The additional shares credited have a value equal to the dividends that otherwise would have been payable to a plan account if the hypothetical shares then credited were actual shares of our common stock. All credited whole deferred shares will be settled in actual shares of our common stock and such shares will be issued to a director upon the director’s termination from service on our Board of Directors. Any fractional deferred share will be rounded up to a whole share. The plan applies only to eligible director compensation earned after that date.

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Director Compensation

2021 Non-Employee Director Compensation Table

The following table sets forth compensation earned, awarded or paid during 2021 to each director who served on our Board of Directors in 2021, other than Messrs. Jones, O’Toole, and Maddox, who were employees of the Company and did not receive any compensation for their service as directors. The compensation of Mr. Maddox is described in the “Summary Compensation Table” below. The table also includes other compensation earned by each such director from us or the Bank.

	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All other Compensation ($)	Total ($)
Rod Brenneman	$82,514	$29,986	-	$112,500
George Bruce (3)	$52,514	$29,986	-	$82,500
Steven W. Caple (4)	$35,014	$29,986	-	$65,000
Ron Geist	$32,514	$29,986	-	$62,500
Jennifer Grigsby (3)	$35,014	$29,986	-	$65,000
George E. Hansen III (3)	$35,014	$29,986	-	$65,000
Lance Humphreys	$46,194	$29,986	-	$76,180
Mason King (3)	$32,514	$29,986	-	$62,500
James W. Kuykendall	$35,014	$29,986	-	$65,000
Kevin Rauckman	$50,014	$29,986	-	$80,000
Michael Robinson	$43,694	$29,986	-	$73,680
Jay Shadwick (5)	$30,009	$0	-	$30,009
Grey Stogner (3)	$32,514	$29,986	-	$62,500
Steve Swinson (3)	$35,014	$29,986	-	$65,000

(1)	Cash. The amounts in this column include: (i) the non-employee director’s cash retainer fees; and (ii) the value of restricted stock or deferred shares received in lieu of the non-employee director’s cash retainer fees, calculated based on the fair market value of the underlying shares on the dates the cash retainer fees would have otherwise been paid. The following directors elected to receive a portion of their cash retainer fees as restricted stock or deferred shares: Bruce (3,667), Caple (2,445), Geist (88), Grigsby (2,445), Hansen (2,445), Humphreys (537), King (2,270), Kuykendall (2,445), Robinson (2,993), Stogner (88), and Swinson (2,445).

(2)	2021 Restricted Stock Awards. Vesting is subject to continued service on the Board of Directors through the vesting date. The amounts in this column reflect the aggregate grant date fair value of restricted stock awards granted to the non-employee directors during fiscal 2021, whether or not deferred, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the valuation are set forth in Note 16 of the notes to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. All restricted stock awards were issued to our directors under our 2018 Omnibus Equity Incentive Plan (“the Omnibus Plan”).

(3)	Deferred Shares. Directors Bruce, Grigsby, Hansen, King, Stogner, and Swinson elected to defer their 2021 equity compensation until such directors separate from service from the Board.

(4)	Under the terms of Mr. Caple's employment with LHFI III, LLC, a stockholder of the Company, and its affiliates, all such fees and restricted stock awards for service on our Board of Directors were paid directly to or assigned to LHFI III, LLC.

(5)	Mr. Shadwick retired from the Board of Directors on July 29, 2021.

Name	Total Deferred Shares as of December 31, 2021	Restricted Stock Awarded in 2021	Restricted Stock outstanding at at December 31, 2021	Director who elected to have 2021 restricted grants deferred
Rod Brenneman	1,935	2,094	2,094	-
George Bruce	22,903	-	-	5,761
Steve Caple	-	4,539	4,539	-
Ron Geist	-	2,182	2,182	-
Jennifer Grigsby	17,830	-	-	4,539
George Hansen	19,048	-	-	4,539
Lance Humphreys	-	2,631	2,631	-
Mason King	17,350	-	-	4,364
James Kuykendall	-	4,539	4,593	-
Kevin Rauckman	-	2,094	2,094	-
Michael Robinson	-	5,087	5,087	-
Jay Shadwick	-	-	-	-
Grey Stogner	8,675	-	-	2,182
Steve Swinson	17,830	-	-	4,539

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Executive Compensation

 Executive Compensation

Overview

As an Emerging Growth Company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as defined in the rules promulgated under the Securities Act. These rules permit us to limit reporting of compensation disclosure to all persons serving as our principal executive officer during our last completed fiscal year and our two other most highly compensated executive officers, which are referred to as our “named executive officers” or “NEOs.”

Our NEOs for 2021, which consist of our current principal executive officer and the two other most highly compensated executive officers, are:

○	Michael J. Maddox, President and Chief Executive Officer of the Company;

○	Steve Peterson, Chief Banking Officer of the Bank; and

○	W. Randall Rapp, Chief Risk and Chief Credit Officer of the Bank

We compensate our NEOs through a combination of base salary, annual cash incentives, long-term equity incentives and other benefits, including perquisites. Our Board of Directors believes the executive compensation packages that we provide to our executives, including the NEOs, should reward performance. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our NEOs.

Compensation Program and Objectives

The Company’s 2021 executive compensation program and compensation decisions were based on the following principles:

Pay for Performance	Balanced Compensation Structure	Market-Competitive Pay Opportunity

Our compensation should reflect Company, business segment, and individual performance.	We seek to deliver a mix of fixed and variable compensation that is aligned with stockholder interests and the long-term interests of the Company and that appropriately balances risk and reward.	Our compensation should be competitive relative to our peers to attract, motivate and retain a talented executive team.

Pay for Performance

Our compensation program is grounded on a pay for performance philosophy and is designed to reward achievement of the Company’s financial and strategic goals included in our business plans established before each performance cycle. In determining executive compensation, the Committee considers financial performance and strategic performance factors, risk performance, internal pay equity and individual NEO performance. The targeted compensation for our NEOs is in the form of fixed and variable compensation, a large portion of which is paid in performance shares and restricted stock units (RSUs) tied to the long-term performance of the Company and designed to be aligned with stockholder interests. Financial performance factors considered by the Committee in setting and determining executive annual and long-term compensation include the following:

•	Target Earnings Per share (“EPS”);

•	Relative Total Shareholder Return (“TSR”); and

•	Adjusted Net Income.

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Executive Compensation

Practices and Policies Supporting Strong Corporate Governance and Compensation Programs

We continue to maintain our disciplined approach to executive compensation with a focus on pay for performance, strong governance, risk management, and simplicity as evidenced by the following practices:

Ø	Pay for Performance: The majority of the targeted compensation for our NEOs is in the form of variable compensation linked to the long-term financial and strategic goals of the Company. Incentive compensation metrics are based on Target EPS, Total Relative Shareholder Return and adjusted net income, and NEOs’ goals are designed to be aligned to the plan.

Ø	Stockholder alignment: Our compensation program is designed to be aligned with our long-term interests and those of our stockholders with deferred long-term incentives (“LTI”) in the form of RSUs and Performance Shares linked to shareholder value appreciation.

Ø	Independent oversight: Our Compensation Committee includes only directors who are independent under applicable Nasdaq standards and the Committee is advised by an independent compensation consultant.

Ø	Incentive award limits: NEOs’ incentive awards have a maximum payout cap.

Ø	Clawback of incentive compensation: Our Employee Compensation Policy and equity awards provide for clawbacks that allow us to recover shares issued pursuant to RSUs and PSUs under certain circumstances.

Ø	Risk management: We regularly evaluate the risk impact of the design of our incentive compensation program.

Ø	Balanced change in control protection: Our change in control severance policy includes a double trigger and does not provide excise tax gross-ups for any employees.

Ø	Restrictive covenants: LTI awards to NEOs are subject to restrictive covenants, including non-solicitation provisions.

Ø	Stock ownership requirements: We have contractual stock ownership requirements for our NEOs.

Ø	Prohibition on Hedging: Our Insider Trading Policy prohibits our directors, officers and employees from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Balanced Compensation Structure

The Committee determines compensation targets (sum of base salary, target Annual Cash Incentive (“AIP”) and LTI opportunities) for the NEOs at the beginning of the year, based on each executive’s role, market practice and our desired pay mix. Actual pay will vary based on Company and individual performance. Target AIP and LTI opportunities are established for, and communicated to, the NEOs at the beginning of the year or, if later, at the time of any subsequent increase in AIP or LTI opportunity. The actual year-end AIP awards paid and LTI awards made to the NEOs are determined by the Committee based on its evaluation of financial performance, risk performance, individual performance and other performance factors. The Committee also considers compensation levels of other executives in similar roles both within the Company and at industry peers before making compensation decisions. The Committee uses discretion to exercise its judgment instead of solely relying on a formulaic structure which it believes provides the right level of transparency while maintaining the flexibility necessary to pay amounts deemed appropriate for performance. The Committee has determined that a balance of the following pay components provides an effective combination of risk and reward:

(At Risk)

Element Highlights	Base Salary	Time-based Restricted Stock Units	Annual Incentive	Performance Shares
	Fixed compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance.	Award of Time based RSUs that vest in 1/3 increments over three years.	Annual cash bonus opportunity based on Company financial performance, primarily adjusted net income.	Annual award of performance shares that will vest based on achievement of our three-year performance goals.

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Executive Compensation

Review of Compensation Policies and Practices Related to Risk Management

The Committee reviews an annual risk assessment by senior management of the Company’s employee compensation practices to evaluate any compensation-based risks. The Company’s legal Counsel, Chief Human Resources Officer, and its Chief Risk Officer may direct senior leaders to compile and analyze information about the Company’s incentive compensation practices and payment history to understand how evaluation of business risk events affect certain AIP and LTI performance measures and compensation decisions. After evaluation of the data and based on upon management’s evaluation of compensation risks, the Company’s Chief Human Resources Officer prepares a report of the risk assessment, which includes any recommendations for risk adjustments to incentive compensation in connection with risk events. Such report is then shared with the Committee.

Peer Group

For 2021 compensation decisions, the peer group consisted of the following companies:

•	Veritex Holdings, Inc.	•	Byline Bancorp, Inc.	•	First Financial Corporation
•	Enterprise Financial	•	Merchants Bancorp	•	Mercantile Bank
	Services Corp	•	QCR Holdings, Inc.		Corporation
•	1st Source Corporation	•	BancFirst Corporation	•	Stock Yards Bancorp, Inc.
•	First Busey Corporation	•	Nicolet Bankshares, Inc.	•	West Bancorporation Inc
•	National Bank Holdings Corporation	• •	Triumph Bancorp, Inc. Equity Bancshares, Inc.	• •	CBTX, Inc. Old Second Bancorp, Inc.

Market-Competitive Pay Opportunity

The Committee reviewed and considered competitive market data from the following sources when approving NEO compensation: proxy data from an established peer group of companies (discussed above) and other market survey data from companies within the financial services industry.

Role of the Compensation Committee

The Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the Company’s NEOs. Specifically, the Committee has responsibility to, among other things:

Ø	Review, approve, and administer all compensation programs affecting NEOs and evaluate whether such plans are aligned with the Company’s compensation structure and philosophies;

Ø	Annually review and approve:

○	Performance criteria, goals, and award vehicles used in our NEO compensation plans, and
○	Performance of and compensation delivered to our NEOs;

Ø	Review the Company’s compensation practices to evaluate whether such practices consider risk outcomes in making compensation determinations and do not encourage imprudent risk-taking; and

Ø	Review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs.

As described below, the Compensation Committee consults with management with respect to the compensation of the NEOs, other than the CEO.

Role of Executive Officers in Compensation Decisions

Our CEO, Chief Human Resources Officer, and CFO provide information to the Compensation Committee at their request. Examples of information that management provides the Compensation Committee include business strategy, financial performance, risk assessments, accounting and legal considerations. Management representatives also provide the Compensation Committee with preliminary reviews of Company performance and individual executive performance for their determination of compensation pay decisions. The CEO provides feedback and recommendations on executives’ overall contribution to Company performance, individual responsibility for business segment, and/or strategic goals. For 2021 compensation decisions, the CEO provided his recommendations to the Committee. No NEO was involved in his or her own pay recommendations or decisions, and the Compensation Committee meets in executive session. The decisions of the Committee for 2021 performance are reflected below under “Components of Compensation.”

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Executive Compensation

Use of Consultants

The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to provide independent counsel on the design and market competitiveness of the Company’s executive compensation program. Periodically, Meridian conducts a benchmarking study utilizing a peer group. The purpose of this assessment is to provide market perspective to the Compensation Committee as it sets base salaries and incentive opportunities for the next year. In October 2020, Meridian conducted a competitive market analysis to provide guidance relating to setting 2021 compensation opportunities. The peer group was selected to represent banks of similar asset size (positioning the Company at median) with a similar business model.

Applicable SEC rules require companies to assess whether the work of any compensation consultant who has played any role in determining or recommending the amount or form of executive or director compensation raises any “conflicts of interest.” If so, the company must disclose in its proxy statement the nature of any such conflict of interest and how it is being addressed. The Compensation Committee reviewed the relationships between Meridian and the Company’s directors and executive officers to assess whether the work done by Meridian raised any conflicts of interest. The Compensation Committee did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. Under its charter, the Compensation Committee also has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee considers the independence assessment of such advisor pursuant to applicable Nasdaq and SEC rules, but the committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment.

Components of Compensation

Base Salary

We provide each of our current NEOs with a competitive fixed annual base salary. The base salaries for our NEOs are reviewed annually by the Compensation Committee, considering the results achieved by each executive, his or her future potential, scope of responsibilities, experience, and competitive pay practices. For the fiscal year ended December 31, 2021, our named executive officers received annualized base salaries as follows: (i) $555,334 for Mr. Maddox; (ii) $367,500 for Mr. Peterson; and (iii) $377,425 for Mr. Rapp.

Annual Incentive Program

Each of our current NEOs is entitled to participate in our Annual Incentive Program, which provides for an annual cash award determined by the Compensation Committee based on attainment of certain performance criteria. Our Annual Incentive Program is designed to motivate and reward superior performance, attract and retain talent, encourage teamwork and collaboration, and ensure incentives are appropriately risk balanced.

Pursuant to the terms of the Annual Incentive Program, participants are awarded a cash incentive based on attainment of corporate performance goals during each calendar year. Award opportunities and performance goals are approved by the Compensation Committee at the beginning of each year. For 2021, the Company must have achieved at least a threshold level of adjusted net income for any awards to be paid, and awards were subject to reduction for certain items.

Each participant under the Annual Incentive Program is assigned an incentive award opportunity with threshold, target, and maximum performance levels of achievement. If actual performance falls below the threshold level of performance, there would be no award payout. Performance at the threshold, target and maximum performance levels would result in payments equal to 50%, 100%, and 150% of the targeted incentive opportunity. Payouts for performance between the threshold and target or target and maximum performance levels would be interpolated to reward incremental improvement.

For 2021, the maximum adjusted net income achievement level was $50 million. The Company’s actual performance was $69 million but was adjusted to $52.6 million by the Committee based on a reversal of provisions and the exclusion of an unusual item related to Bank-Owned Life Insurance (“BOLI”). The Company realized significant asset quality improvement in 2021 which resulted in a release of provisions based on management’s analysis of risk rating improvements for industries most affected by the pandemic. The Committee approved a $19 million adjustment to results based on Management’s analysis, which is consistent with the absolute value of the 2020 impact. The Company received a BOLI death benefit in the amount of $1.8 million which the Committee excluded from Company results. Annual Incentive Awards of $495,000, $270,750, and $225,600 were paid to Messrs. Maddox, Peterson, and Rapp respectively.

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Executive Compensation

Equity Awards

We grant equity awards to our employees, including our NEOs, to drive achievement of our long-term financial objectives and value creation for stockholders, provide rewards for our overall performance and tie value to our stock price performance, align our employees’ interests with those of our stockholders and promote equity ownership among our employees. A summary of our equity compensation plans is provided below under “Equity Based Plans.” For 2021, we granted the long-term equity incentives described below to our named executive officers.

In 2021, we granted time-based restricted stock units and performance shares to Messrs. Maddox, Peterson, and Rapp, in accordance with our 2021 Long-Term Incentive Program as follows:

Name	Grant Date	No. of RSUs	Performance Shares at target
Michael J. Maddox	2/24/21	12,821	15,147
Steve Peterson	2/24/21	5,610	6,163
W. Randall Rapp	2/24/21	4,382	4,382

The above time-based restricted stock unit awards granted to Messrs. Maddox, Rapp, and Peterson in February 2021 will vest annually in one-third increments.

The performance shares support the achievement of our long-term strategic and financial objectives and create an incentive to deliver stockholder value. The award of performance shares granted are contingent upon three-year performance goals established for adjusted EPS and Total Shareholder Return (“TSR”) relative to our peer group. The adjusted EPS is weighted 75% and the TSR is weighted 25%. The performance shares granted in February 2021 to Messrs. Maddox, Peterson and Rapp will cliff vest at the end of the performance period based on certification of performance and can vary between 50% of target for threshold performance and 150% of target for maximum performance. Linear interpolation will be used if achievement is between values, and the entire award will be forfeited if threshold performance is not met on both measures.

Additional Equity Awards

In connection with his promotion to Chief Risk Officer, Mr. Rapp was granted 15,000 time-based restricted stock units, under the 2018 Equity and Incentive Plan (the “Omnibus Plan”) vesting in one-third annual increments (5,000 RSUs vesting on each of May 11, 2022, May 11, 2023, and May 11, 2024).

Other Benefits and Perquisites

The NEOs participate in the Company’s broad-based employee welfare benefit plans, such as medical, dental, vision, supplemental disability and term life insurance. The NEOs also participate in the Company’s 401(k) plan. The Company makes safe harbor matching contributions of 100% of employees’ salary deferral amounts on the first 1% of employees’ compensation (excluding any expense repayments, fringe benefits, moving expenses, deferred compensation and welfare benefits) plus 50% of employees’ salary deferral amounts on over 1% of employees’ compensation but not over 6% of employees’ compensation. The NEOs are provided the same welfare benefits and 401(k) plan matching contributions and participate in the cost at the same rate as all other employees.

We provide our NEOs with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. These perquisites include in some cases mobile communications, the use of an automobile or an automobile allowance, and country club memberships, as discussed in more detail in connection with the description below of the employment agreements of our NEOs. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Based on these reviews, perquisites may be adjusted on an individual basis.

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Executive Compensation

Employment Agreements

Employment Agreement with Michael J. Maddox

Pursuant to the Employment Agreement dated June 1, 2020, Mr. Maddox serves as President and Chief Executive of the Company and as a member of the Board and a member of the board of directors of the Bank. The Employment Agreement has an initial term of two years with automatic annual renewals thereafter unless either party provides notice of non-renewal at least 30 days prior to the ensuing termination date, or unless Mr. Maddox’s employment is earlier terminated in accordance with the agreement. Under the Employment Agreement, Mr. Maddox is entitled to an annual base salary of not less than $500,000 and is eligible to receive periodic incentive bonuses for each fiscal year, with the bonus opportunity being equal to 60% of his base salary. Mr. Maddox is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies. The fringe benefits to which Mr. Maddox is entitled include the following: (i) taking reasonable vacation time when needed; (ii) the ability to participate in, under the same terms and conditions as all other employees of the Company, all reasonable and customary fringe benefit plans made available to employees of the Company, including, but not limited to, group health insurance (medical, vision, and dental) and long and short term disability insurance; (iii) mobile communications devices; (iv) an automobile allowance; and (v) the continued and existing use of club memberships in connection with the Company’s business.

Pursuant to the Employment Agreement, Mr. Maddox will have the right to participate in the Company’s Omnibus Plan, as determined by the Board’s Compensation Committee, subject to vesting and other rights described in the Omnibus Plan. In addition, the Employment Agreement provides that Mr. Maddox’s initial equity incentive bonus opportunity under the Omnibus Plan for 2021 will be no less than 50% of his base salary.

Furthermore, the Employment Agreement requires that as a condition of his employment with the Company, Mr. Maddox will hold a minimum of $400,000 worth of equity in the Company. As a condition of Mr. Maddox’s continued employment with the Company, Mr. Maddox is prohibited from selling or transferring any of this equity in the Company without receiving consent in accordance with the terms of the Employment Agreement.

The Employment Agreement provides for certain payments in the event of a qualifying termination of employment. If Mr. Maddox’s employment is terminated during the term of the Employment Agreement due to his death or disability, Mr. Maddox will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) a lump sum cash payment equal to 12 times the Company-paid portion of the monthly COBRA continuation premiums for Mr. Maddox and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. In the case of Mr. Maddox’s termination of employment for any other reason other than his death or disability, the Employment Agreement provides that Mr. Maddox will only be entitled to those severance benefits, if any, provided under the CrossFirst Bankshares, Inc. Senior Executive Severance Plan (the “Severance Plan”) as discussed below.

Certain of Mr. Maddox’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of the Company’s employees and customers and employment by Mr. Maddox at companies that provide financial services similar to services provided by the Company or its affiliates.

Employment Agreement with Steve Peterson

On July 1, 2020, we entered into an employment agreement with Mr. Peterson pursuant to which Mr. Peterson currently serves as Chief Banking Officer of the Company. The employment agreement has an initial term of 2 years with automatic annual renewals thereafter unless either party provides notice of non-renewal at least 30 days prior to the ensuing termination date, or unless Mr. Peterson’s employment is earlier terminated in accordance with the agreement. Under the employment agreement, Mr. Peterson is entitled to an annual base salary of not less than $350,000 and is eligible to receive periodic incentive bonuses for each year, with the bonus opportunity being equal to 50% of his base salary. Mr. Peterson is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies and to participate in equity or other long-term compensation programs at the discretion of the Company. The fringe benefits to which Mr. Peterson is entitled include: (i) reasonable vacation time when needed; (ii) Group Health Insurance (medical, vision and dental) and Long- and Short-Term Disability Insurance; (iii) mobile communications devices for use in connection with the Company’s business; and (iv) an automobile allowance. In addition, Mr. Peterson is entitled to receive any additional fringe benefits that any other employee of the Company is entitled to receive.

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Executive Compensation

The employment agreement provides that Mr. Peterson will have the right to participate in the Company’s Omnibus Plan as determined by the Board’s Compensation Committee, subject to vesting and other rights described in the Omnibus Plan.

The employment agreement also requires that as a condition of his employment with the Company, Mr. Peterson will hold a minimum of $400,000 worth of equity in the Company. As a condition of Mr. Peterson’s continued employment with the Company, Mr. Peterson is prohibited from selling or transferring any of this equity in the Company without receiving prior consent from the Board’s Compensation Committee.

The employment agreement provides for certain payments in the event of a qualifying termination of employment. If Mr. Peterson’s employment is terminated during the term of the employment agreement due to his death or disability, Mr. Peterson will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) a lump sum cash payment equal to 12 times the Company-paid portion of the monthly COBRA continuation premiums for Mr. Peterson and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. In the case of Mr. Peterson’s termination of employment for any reason other than his death or disability, the employment agreement provides that Mr. Peterson will only be entitled to receive those severance benefits, if any, provided under the Severance Plan as discussed below.

Certain of Mr. Peterson’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of the Company’s employees and customers and employment by Mr. Peterson at companies that provide financial services similar to the services provided by the Company or its affiliates.

Employment Agreement with W. Randall Rapp

On April 1, 2019, we entered into an amended employment agreement with Mr. Rapp pursuant to which he currently serves as Chief Credit Officer of the Company. The Employment Agreement has an initial term of three years with automatic annual renewals thereafter unless either party provides notice of non-renewal at least 30 days prior to the ensuing termination date, or unless Mr. Rapp’s employment is earlier terminated in accordance with the agreement. Mr. Rapp is entitled to an annual base salary of not less than $350,000 and is eligible to receive periodic incentive bonuses for each fiscal year, with the bonus opportunity being equal to 40% of his base salary. Mr. Rapp is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies and to participate in equity or other long-term compensation programs at the discretion of the Company. The fringe benefits to which Mr. Rapp is entitled include: (i) reasonable vacation time when needed; (ii) Group Health Insurance (medical, vision, and dental) and Long- and Short-Term Disability Insurance; (iii) mobile communications, for use in connection with the Company’s business; and (iv) an automobile allowance. In addition, Mr. Rapp is entitled to receive any additional fringe benefit that any other employee of the Company is entitled to receive. The employment agreement was amended on May 21, 2021 to reflect Mr. Rapp’s title change to Chief Risk and Chief Credit Officer and to reference the Company’s Severance Plan.

The employment agreement provides that Mr. Rapp will have the right to participate in the Company’s Omnibus Plan as determined by the Board’s Compensation Committee, subject to vesting and other rights described in the Omnibus Plan.

The employment agreement also requires that as a condition of his employment with the Company, Mr. Rapp will hold a minimum of $200,000 worth of equity in the Company. As a condition of Mr. Rapp’s continued employment with the Company, Mr. Rapp is prohibited from selling or transferring any of this equity in the Company without receiving prior consent from the Board’s Compensation Committee.

The employment agreement provides for certain payments in the event of a qualifying termination of employment. If Mr. Rapp’s employment is terminated during the term of the employment agreement due to his death or disability, Mr. Rapp will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) a lump sum cash payment equal to 12 times the Company-paid portion of the monthly COBRA continuation premiums for Mr. Rapp and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. In the case of Mr. Rapp’s termination of employment for any reason other than his death or disability, the employment agreement provides that Mr. Rapp will only be entitled to receive those severance benefits, if any, provided under the Severance Plan as discussed below.

Certain of Mr. Rapp’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of the Company’s employees and customers and employment by Mr. Rapp at companies that provide financial services similar to the services provided by the Company or its affiliates.

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Executive Compensation

Senior Executive Severance Plan

Messrs. Maddox, Peterson and Rapp each participate in the Severance Plan. On June 1, 2020, the Compensation Committee adopted and approved the Severance Plan, effective as of June 2, 2020. The Severance Plan is intended to be a top-hat welfare benefit plan under ERISA. The primary purpose of the Severance Plan is to provide financial protection to certain executives of the Company, including the Company’s NEOs, in the event of unexpected job loss.

The Compensation Committee of the Board serves as the administrator (the “Administrator”) of the Severance Plan and selects those executive officers of the Company who will be eligible to participate in the Severance Plan (referred to as “Eligible Executives”). Messrs. Maddox, Peterson and Rapp are Eligible Executives under the Severance Plan. Executive officers who have entered into employment agreements with the Company that provide for the payment of severance benefits are generally not permitted to participate in the Severance Plan. Currently, all executive officers of the Company participate in the Severance Plan.

Eligible Executives are entitled to certain benefits under the Severance Plan if the Eligible Executive experiences a “Qualifying Termination” or a “Qualifying CIC Termination” as such terms are defined under the Severance Plan. A Qualifying Termination occurs either when the Eligible Executive voluntarily terminates his or her employment with the Company because of a “Constructive Termination”, or the Eligible Executive is involuntarily terminated by the Company without “Cause” other than death or disability, as such terms are defined under the Severance Plan. A Qualifying CIC Termination is generally defined to be a Qualifying Termination occurring during the term of the plan and one year following a “Change in Control” or during the pendency of a “Potential Change in Control” as such terms are defined in the Severance Plan. No Eligible Executive is entitled to severance benefits under the Severance Plan unless the executive enters into a release agreement with the Company within the time period following his or her termination specified in the Severance Plan.

Qualifying Termination

If an Eligible Executive experiences a Qualifying Termination and executes a release, the Eligible Executive is entitled to the following benefits under the Severance Plan:

○	Payments. The Eligible Executive will be paid the following amounts in cash, less all applicable tax withholdings, ratably over twelve months (unless otherwise noted) following the Eligible Executive’s termination date:

●	two times the Eligible Executive’s annual base salary as of the Eligible Executive’s termination date;

●	two times the amount of the cash bonus the Eligible Executive would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if an “at target” level of performance was achieved for the plan year and the Eligible Executive had remained employed through the end of the plan year;

●	the pro rata portion of the amount of the cash bonus the Eligible Executive would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if the Eligible Executive had remained employed through the end of the plan year and payable when the annual bonus payments are paid to other active bonus plan participants; and

●	one times the aggregate premium cost of twelve months of coverage, under the Company’s health, vision, and dental plans for the Eligible Executive and his or her dependents, if any, that were enrolled in such plans before the termination.

○	Outplacement Services. The Company will reimburse an Eligible Executive up to $25,000 for reasonable and well-documented expenses directly related to outplacement counseling services during the 18-month period following termination.

○	Equity Awards. Equity awards held by an Eligible Executive will vest, if at all, in accordance with their terms.

Qualifying CIC Termination

If an Eligible Executive experiences a Qualifying CIC Termination and executes a release, the Eligible Executive is entitled to the following benefits under the Severance Plan:

○	Payments. The Eligible Executive will be paid the following amounts in cash, less all applicable tax withholdings, within the sixty-day period following the Eligible Executive’s termination date:

●	three times the Eligible Executive’s annual base salary as of the Eligible Executive’s termination date;

●	three times the amount of the cash bonus the Eligible Executive would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if an “at target” level of performance was achieved for the plan year and the Eligible Executive had remained employed through the end of the plan year;

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Executive Compensation

●	the pro rata portion of the amount of the cash bonus the Eligible Executive would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if an “at target” level of performance was achieved for the plan year and the Eligible Executive had remained employed through the end of the plan year; and

●	one times the aggregate premium cost of 18 months of coverage under the Company’s health, vision, and dental plans for the Eligible Executive and his or her dependents, if any, that were enrolled in such plans before the termination.

○	Outplacement Services. The Company will reimburse an Eligible Executive up to $25,000 for reasonable and well-documented expenses directly related to outplacement counseling services during the 18-month period following termination.

○	Equity Awards. Equity awards held by an Eligible Executive will vest, if at all, in accordance with their terms.

The Severance Plan does not provide for a gross-up payment to the Eligible Executive if the Eligible Executive is subject to an excise tax under Internal Revenue Code Section 4999(a). The Severance Plan contains provisions for adjustment to the timing of payments to minimize accelerated or additional tax pursuant to Internal Revenue Code Section 409A. Claims for benefits under the Severance Plan are governed by the Severance Plan’s claims procedure. Any benefits received by an Eligible Executive pursuant to the Severance Plan will be in lieu of any general severance policy or other change in control severance plan maintained by the Company.

The Severance Plan became effective on June 2, 2020 and has a one-year term with respect to severance payments in connection with a Qualifying Termination and a three-year term with respect to severance payments in connection with a Qualifying CIC Termination. Unless the Company provides notice to the Eligible Executives that the plan’s term will not be renewed at least 90 days before the end of the applicable term, the term will automatically renew for another one-year period. The Administrator has reserved the right to amend the Severance Plan at any time and in any way it determines advisable; provided that if such an amendment would materially and adversely affect the rights of any Eligible Executive, the Company must obtain the Eligible Executive’s written consent to the amendment. The Administrator also has discretionary authority to construe and interpret the terms of the Severance Plan and its decisions, actions and interpretations are final and binding on all parties.

Equity Based Plans

Equity-based incentive awards are currently made through the Company’s Omnibus Plan. The Board of Directors approved the Omnibus Plan on October 25, 2018. Upon the approval of the Omnibus Plan, no further awards were granted under the Company’s previous equity plans: (i) the CrossFirst Bankshares, Inc. Stock Appreciation Rights Plan; (ii) the CrossFirst Holdings, LLC Equity Incentive Plan; (iii) the CrossFirst Holdings, LLC New Market Founder Equity Incentive Plan; and (iv) the CrossFirst Bankshares, Inc. Employee Equity Incentive Plan (each, a “Legacy Plan”). Outstanding equity awards granted under the Legacy Plans were assumed as awards under the Omnibus Plan as agreed upon with participants, impacting all participants who agreed to the assumption, and such assumed awards are subject to the terms of the Omnibus Plan (each, a “Legacy Award”). The Company also has an Employee Stock Purchase Plan.

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Executive Compensation

2021 Executive Compensation Tables

The narrative discussed above, tables and footnotes below, describe the total compensation paid for 2021 to each of our named executive officers.

2021 Summary Compensation Table

The following table contains information regarding the components of total compensation of the NEOs for the Company’s years ended December 31, 2021, and to the extent required by SEC executive compensation disclosure rules, 2020. The information included in this table reflects compensation earned by the NEOs for services rendered to the Company during the respective period.

Executive	Year	Salary ($)	Bonus ($)	Stock Awards (1)(2) ($)	Option Awards (1)(3) ($)	Non-Equity Incentive Plan Comp. (4)($)	All Other Compensation (5) ($)	Total ($)
Michael J. Maddox President & CEO	2021	555,334	-	360,175	-	495,000	$68,759	$1,479,268
	2020	445,032	-	198,802	242,230	240,000	55,707	1,181,771
Steve Peterson Chief Banking Officer	2021	367,500	-	151,611	-	270,750	105,777	895,638
	2020	319,687	-	90,013	-	150,000	136,535	696,235
W. Randall Rapp Chief Risk and Chief Credit Officer	2021	377,425	-	327,684	-	225,600	33,146	963,855
	2020	363,125	-	105,013	-	130,000	26,941	625,079

(1)	The amounts set forth in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the 2021 equity awards are set forth in Note 16 of the notes to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 and assumptions of the 2020 equity awards are set forth in Note 16 of the notes to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. All equity awards were granted under our Omnibus Plan.

(2)	For 2021, the amounts set forth in this column include the aggregate grant date fair values of time-based restricted stock units granted in 2021 as follows: (i) $165,006 for Mr. Maddox; (ii) $72,201 for Mr. Peterson; and (iii) $271,209 for Mr. Rapp. The amounts set forth in this column also include the aggregate grant date fair values of performance shares granted at target in 2021 as follows: (i) $195,169, with a maximum potential value $292,754, for Mr. Maddox; (ii) $79,410, with a maximum potential value of $119,115, for Mr. Peterson; and (iii) $56,475, with a maximum potential value of $84,712, for Mr. Rapp. For 2020, the amount set forth in this column include the aggregate grant date fair value of time-based restricted stock units granted in 2020 as follows: (i) $124,534 for Mr. Maddox; (ii) $60,013 for Mr. Peterson; and (iii) $70,013 for Mr. Rapp. The amounts set forth in this column also include the aggregate grant date fair values of performance shares granted at target in 2020 as follows: (i) $74,268, with a maximum potential value of $111,401, for Mr. Maddox; (ii) $30,000, with a maximum potential value of $45,000, for Mr. Peterson; and (iii) $35,000, with a maximum potential value of $52,499 for Mr. Rapp.

(3)	For the fiscal year ended December 31, 2020, the amounts set forth in this column consist of the aggregate grant date fair value of time-based stock settled appreciation rights granted of $242,230 for Mr. Maddox.

(4)	Represents annual nonequity plan awards to be paid as a result of the attainment of specific goals under the Company’s Annual Incentive Program.

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Executive Compensation

(5)	“All Other Compensation” for the named executive officers during 2021 is summarized below.

Name	Company 401k Match ($)	Club Dues and Expenses ($) (A)	Disability and Life Insurance ($) (B)	Automobile Expense ($) (C)	Other ($) (D)	Total “All Other Compensation” ($)
Michael J. Maddox	10,150	21,073	14,531	18,000	$5,005	$68,759
Steve Peterson	10,150	64,425	8,425	18,000	4,776	105,777
W. Randall Rapp	10,150	—	10,033	7,200	5,763	33,146

(A)	Includes annual dues for country clubs and related meals and incidentals.
(B)	Includes premiums for disability and life insurance policies.
(C)	Includes an automobile allowance for business use from which the executive may have derived some personal benefit.
(D)	Includes the costs of gifts, physicals, and other travel reimbursements.

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Executive Compensation

Outstanding Equity Awards at 2021 Fiscal Year-End

The following tables set forth information relating to the unexercised or unvested equity awards held by the named executive officers as of December 31, 2021:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Michael J. Maddox	58,774	9,796	(2)	$7.50	5/1/2025	—		—	—		—
	60,000	—		$14.25	7/26/2033	—		—	—		—
	19,592	3,266	(3)	$7.50	5/1/2028	—		—	—		—
	57,142	—		$6.25	1/24/2028	—		—	—		—
	8,636	17,271	(4)	$9.35	6/1/2030	—		—	—		—
	—	—		—	—	21,610	(5)	337,332	—		—
	__	—		—	—	—		—	25,280	(6)	394,621
Steve Peterson
	29,388	4,898	(7)	$7.50	5/1/2026	—		—	—		—
	2,286	380	(8)	$7.50	5/1/2030	—		—	—		—
	—	—		—	—	9,670	(9)	150,949	—		—
	—	—		—	—	—		—	10,038	(10)	156,693

W. Randall Rapp	12,903	32,259	(11)	$15.50	4/1/2029	—		—	—		—

	—	—		—	—	22,828	(12)	356,345	—		—
	—	—		—	—	—		—	6,966	(13)	108,739

(1)	The market value is based on the closing price of our common stock of $15.61 on December 31, 2021.

(2)	Time-based stock settled appreciation rights awards vest as follows: (i) 9,796 awards vest on May 1, 2022.

(3)	Time-based stock settled appreciation rights awards vest as follows: (i) 3,266 awards vest on May 1, 2022.

(4)	Time-based stock settled appreciation rights awards vest as follows: (i) 8,636 awards vest on February 28, 2022; and (ii) 8,635 awards vest on February 27, 2023.

(5)

Time-based restricted stock unit awards vest as follows: (i) 4,274 awards vest on February 24, 2022; (ii) 5,170 awards vest on February 28, 2022; (iii) 4,273 awards vest on February 24, 2023; (iv) 3,619 awards vest on February 27, 2023; and (v) 4,274 awards vest on February 24, 2024. No shares underlying performance-based restricted stock units were issued upon the award vest date of February 28, 2022. The return on average assets and earnings per share thresholds for the three-year period ended December 31, 2021 were not met.

Proxy Statement Page 28

Executive Compensation

(6)	Represents the number of performance-based restricted stock units that may vest on February 27, 2023 and February 24, 2024 based upon the achievement of certain performance metrics at target. The maximum number of performance-based restricted stock units that may vest on February 27, 2023 and February 24, 2024 is 37,920.

(7)	Time-based stock settled appreciation rights awards vest as follows: (i) 4,898 awards vest on May 1, 2022.

(8)	Time-based stock settled appreciation rights awards vest as follows: (i) 380 awards vest on May 1, 2022.

(9)	Time-based restricted stock unit awards vest as follows: (i) 1,870 awards vest on February 24, 2022; (ii) 1,477 awards vest on February 27, 2022; (iii) 1,107 awards vest on February 28, 2022; (iv) 1,870 awards vest on February 24, 2023; and (v) 1,476 awards vest on February 27, 2023.

(10)	Represents the number of performance-based restricted stock units that may vest on February 27, 2023 and February 24, 2024 based upon the achievement of certain performance metrics at target. The maximum number of performance-based restricted stock units that may vest on February 27, 2023 and February 24, 2024 is 15,057.

(11)	Time-based stock settled appreciation rights awards vest as follows: (i) 6,452 awards vest on April 1, 2022; (ii) 6,452 awards vest on April 1, 2023; (iii) 6,452 awards vest on April 1, 2024; (iv) 6,451 awards vest on April 1, 2025; (v) 6,452 awards vest on April 1, 2026.

(12)	Time-based restricted stock unit awards vest as follows: (i) 1,461 awards vest on February 24, 2022; (ii) 1,723 awards vest on February 27, 2022; (iii) 5,000 awards vest on May 11, 2022; (iv) 1,461 awards vest on February 24, 2023; (v) 1,722 awards vest on February 27, 2023; (vi) 5,000 awards vest on May 11, 2023; (vii) 1,461 awards vest on February 24, 2024; and (viii) 5,000 awards vest on May 11, 2024.

(13)	Represents the number of performance-based restricted stock units that may vest on February 27, 2023 and February 24, 2024 based upon the achievement of certain performance metrics at target. The maximum number of performance-based restricted stock units that may vest on February 27, 2023 and February 24, 2024 is 10,449.

Potential Payments upon a Termination or Change in Control

Below we have described how the equity awards set forth in the table above are generally treated in the event of a change in control or upon the NEO’s termination of employment pursuant to the terms of the applicable award, in each case subject to the specific terms of such officer’s employment agreement described above.

Change in Control

In the event the Company experiences a change in control, all the time-vesting outstanding equity awards listed above will become fully vested as of the date of the change in control, while any performance-vesting equity award will vest at a target level of goal achievement as of the date of the change in control.

Termination of Employment

Termination of Employment due to Death or Disability

In the event a NEO experiences a termination of employment due to death or disability, all of the NEO’s outstanding equity awards listed above will become fully vested. The NEO or his estate may only exercise a stock appreciation right which vests due to the NEO’s termination of employment due to death or disability within the 12-month period following the date of the NEO’s termination of employment due to death or disability.

Termination of Employment due to Qualified Retirement

In the event a NEO experiences a termination of employment due to qualified retirement, a pro rata portion of the NEO’s time-based vesting restricted stock units will vest upon the NEO’s retirement.

For NEOs, any legacy stock appreciation rights with a date of grant preceding the NEO’s termination of employment due to qualified retirement by 12 months or more shall become vested upon the NEO’s termination of employment due to qualified retirement. Legacy stock appreciation rights refer to such awards issued prior to our adoption of the 2018 Omnibus Plan. Such legacy stock appreciation rights may only be exercised during the 12-month period following the NEO’s termination of employment due to qualified retirement. A NEO must have attained the age of 65, be in good standing with the Company and have been employed with the Company for no less than 5 years to be eligible for qualified retirement with respect to certain legacy stock appreciation rights. Stock appreciation rights issued under our 2018 Omnibus Plan do not include a retirement vesting provision subject to any provisions of an executive's employment agreement.

As of December 31, 2021 no NEO was eligible for a qualified retirement under the legacy stock appreciation rights.

Proxy Statement Page 29

Audit Matters

Audit Matters

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the independent public accounting firm. Each year the Audit Committee evaluates the qualifications and performance of the independent public accounting firm and considers, as appropriate, the rotation of the independent audit firm. Based on this evaluation, the Board of Directors and the Audit Committee recommend that you approve the ratification of the appointment of BKD LLP (“BKD”) to serve as our independent registered public accounting firm for the 2022 year. The Board of Directors and the Audit Committee believe the continued retention of BKD is in the best interest of the Company and its stockholders. BKD has served as the independent registered public accounting firm for the Company since 2009. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 and the Audit Committee’s Charter, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years. The current lead BKD audit partner was designated commencing with the 2022 audit. A representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of BKD’s appointment as our independent registered public accounting firm for the 2022 year. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Independent Registered Public Accounting Firm Fees

The Audit Committee pre-approves all audit and non-audit fees associated with the Company’s retention of BKD. The following table summarizes the aggregate fees (including related expenses) for professional services provided by BKD related to 2020 and 2021.

	2021	2020
Audit Fees (1)	$383,090	$304,022
Audit-Related Fees (2)	94,924	87,958
Tax Fees (3)	131,655	90,032
Total	$609,669	$482,011

(1)	Audit fees include financial statement audits, review of interim financial statements, audit committee meetings, accounting and auditing consultations, comfort letters and consents.

(2)	Audit-related fees include the audits of employee benefit plans and audits of internal controls over financial reporting.

(3)	Tax fees include tax compliance, return preparation, advice, planning, cost segregation studies and state and local tax services.

Proxy Statement Page 30

Audit Matters

Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services

In order to ensure the continued independence of our independent registered public accounting firm, the Audit Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Audit Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for the pre-approved services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Audit Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Audit Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards.

Audit Committee Report

The Company’s Audit Committee oversees and reports to the Board of Directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of the independent registered public accounting firm engaged to provide independent audits and related services, and the performance of the internal audit function and independent registered public accounting firm; and also performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, the listing standards of Nasdaq, and its charter. The Committee (1) has reviewed and discussed the audited financial statements included in the Company’s 2021 Annual Report on Form 10-K with management; (2) has discussed with our independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the rules of the SEC and Nasdaq; and (3) has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence and has discussed independence with the independent registered public accounting firm. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the Committee recommended to the Board of Directors that the audited financial statements be included in the 2021 Annual Report on Form 10-K. The Committee also has considered whether the amount and nature of non-audit services rendered by the independent registered public accounting firm are consistent with its independence.

Submitted by the Audit Committee of the Board of Directors:

Kevin Rauckman (Chair)
Steven W. Caple

Jennifer Grigsby

Steve Swinson

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Proxy Statement Page 31

Audit Matters

Beneficial Ownership of Company Common Stock

We encourage our directors, officers and employees to own our Common Stock as owning our Common Stock aligns their interests with stockholders. All of our executive officers, including our NEOs, are subject to share ownership guidelines and share retention requirements as described above in “Compensation Discussion and Analysis.” This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance.

The following table sets forth the beneficial ownership of our Common Stock, as of March 11, 2022 by the persons and groups specified below. The percentage of calculations below are based on the number of shares of Common Stock outstanding as of March 11, 2022.

5 % Beneficial Owners	Shares of CrossFirst Common Stock Beneficially Owned (1)	Percentage of CrossFirst Common Stock Outstanding

T. Rowe Price (2)	4,682,928	9.38%
First Security Bancorp (3)	3,197,960	6.40%
BlackRock (4)	3,054,924	6.12%

Executive Officers and Directors

Rod Brenneman (5)	241,913	*
George Bruce (6)	65,404	*
Steven W. Caple (7)	869,422	1.74%
Ron Geist (8)	706,489	1.41%
Jennifer Grigsby (9)	56,238	*
George E. Hansen III (10)	111,704	*
Lance Humphreys (11)	197,302	*
Mason King (12)	1,129,715	2.26%
James Kuykendall (13)	298,710	*
Michael J. Maddox (14)	203,046	*
Steven Peterson (15)	106,137	*
Randall Rapp (16)	28,596	*
Kevin Rauckman (17)	48,276	*
Michael Robinson (18)	111,192	*
Grey Stogner (19)	61,189	*
Stephen K. Swinson (20)	97,712	*
Directors and executive officers as a group (17 persons) (21)	4,474,801	8.96%

*	Represents beneficial ownership of less than 1%.

Proxy Statement Page 32

Audit Matters

(1)	Beneficial ownership information is based upon information supplied by officers, directors and principal stockholders of the Company. Except as to jointly held shares and except as otherwise noted in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Amounts include shares subject to restricted stock awards, which have voting rights. With respect to the number of shares issuable upon settlement of stock-settled appreciation rights, the number is based upon a deemed market price per share of our common stock of $15.96, the Company’s closing stock price on March 11, 2022.

(2)	Information is furnished in reliance on the Schedule 13G of T. Rowe Price Associates, Inc. filed on February 14, 2022. These shares are owned by various investors for which T. Rowe Price (“T. Rowe Price”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. The Schedule 13G indicates that T. Rowe Price has sole voting power of 1,475,198 shares and sole dispositive power of 4,682,928. T. Rowe Price’s principal address is 100 E. Pratt Street, Baltimore, MD 21202.

(3)	Information is furnished in reliance on First Security Bancorp’s shares held at the Company’s transfer agent as of March 11, 2022. First Security Bancorp’s principal address is 314 North Spring Street, Searcy, Arkansas, 72413.

(4)	Information is furnished in reliance on the Schedule 13G of BlackRock, Inc. filed on February 3, 2022. These shares are owned by various investors for which BlackRock (“BlackRock”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. The Schedule 13G indicates that BlackRock has sole voting power of 3,135,062 shares and sole dispositive power of 3,197,360 shares. BlackRock’s principal address is 40 East 52nd Street, New York, NY 10022.

(5)	Consists of: (i) 198,384 shares held by the Brenneman Living Trust of which Mr. Brenneman is a co-trustee together with his spouse and as to which shares Mr. Brenneman has shared voting and investment power, (ii) 39,500 shares held by Mr. Brenneman’s IRA, (iii) 2,094 unvested shares of restricted stock held by Mr. Brenneman, and (iv) 1,935 shares of phantom stock payable in common stock upon Mr. Brenneman’s separation of service as a director.

(6)	Consists of: (i) 8,000 shares held by Mr. Bruce’s IRA, (ii) 33,447 shares held jointly by Mr. Bruce and his spouse, and (iii) 1,054 shares held by Mr. Bruce individually, and (iv) 22,903 shares of phantom stock payable in common stock upon Mr. Bruce’s separation of service as a director.

(7)	Consists of 4,539 unvested shares of restricted stock and 864,883 shares held by LHFI III, LLC, of which Mr. Caple serves as sole manager and as to which shares Mr. Caple has shared voting and investment power.

(8)	Consists of: (i) 39,536 shares held jointly by Mr. Geist and his spouse, (ii) 8,469 shares held by Mr. Geist individually, (iii) 2,182 unvested shares of restricted stock held by Mr. Geist, and (iv) 656,302 shares held by Starwood Investments, L.P., of which Mr. Geist serves as managing partner and as to which shares Mr. Geist has shared voting and investment power.

(9)	Consists of: (i) 38,408 shares held by the Jennifer M. Grigsby Living Trust of which Ms. Grigsby is a co-trustee together with her spouse and as to which shares Ms. Grigsby has shared voting and investment power and (ii) 17,830 shares of phantom stock payable in common stock upon Ms. Grigsby’s separation of service as a director.

(10)	Consists of: (i) 33,406 shares held by Mr. Hansen’s IRA, (ii) 46,946 shares held by HCI, LLC, of which Mr. Hansen is the sole member and as to which shares Mr. Hansen has shared voting and investment power,(iii) 12,304 shares held by Mr. Hansen individually, and (iv) 19,048 shares of phantom stock payable in common stock upon Mr. Hansen’s separation of service as a director.

(11)	Consists of: (i) 2,631 unvested shares of restricted stock held by Mr. Humphreys, (ii) 11,243 shares held by Mr. Humphreys individually, (iii) 31,912 shares held by 410 Investments, LLC, of which Mr. Humphreys is manager and as to which shares Mr. Humphreys has shared voting and investment power, and (iv) 151,516 shares held by Carlton Landing, LLC of which Mr. Humphreys is a managing partner and has investment discretion power.

(12)	Consists of: (i) 66,749 shares held by Mr. King individually, (ii) 405,264 shares held by Luther King Capital Management Corporation with respect to which Mr. King is a Principal, Vice President, Portfolio Manager and Analyst, (iii) 640,352 shares held by LKCM Private Discipline Master Fund, SPC with respect to which Mr. King is a limited partner. Except for the shares of restricted stock, Mr. King has shared voting and investment power with respect to all such shares, and (iv) 17,350 shares of phantom stock payable in common stock upon Mr. King’s termination of service as a director.

(13)	Consists of: (i) 40,465 shares held by Mr. Kuykendall individually, (ii) 4,539 unvested shares of restricted stock held by Mr. Kuykendall, (iii) 183,706 shares held by Equipment World, Inc., a company owned by Mr. Kuykendall and as to which shares Mr. Kuykendall has sole voting and dispositive power, and (iv) 70,000 shares held by Signature Leasing, LLC, of which Mr. Kuykendall is a manager and as to which shares Mr. Kuykendall has shared voting and dispositive power.

(14)	Consists of: (i) 90,566 shares held by Mr. Maddox individually, (ii) 16,170 shares held by Mr. Maddox’s IRA, (iii) shares issuable upon settlement of 34,765 stock-settled appreciation rights which are currently exercisable as of March 11, 2022 with an exercise price of $6.25, (iv) shares issuable upon settlement of 48,463 stock- settled appreciation rights with an exercise price of $7.50 which are exercisable within 60 days of March 11, 2022, (v) shares issuable upon settlement of 7,153 stock-settled appreciation rights with an exercise price of $9.35 which are exercisable within 60 days of March 11, 2022, and (vi) shares issuable upon settlement of 6,429 stock-settled appreciation rights which are currently exercisable as of March 11, 2022 with an exercise price of $14.25.

(15)	Consists of: (i) 58,550 shares held by Mr. Peterson individually, (ii) 28,000 shares held jointly by Mr. Peterson’s IRA, and (iii) shares issuable upon settlement of 19,587 stock-settled appreciation rights which are currently exercisable within 60 days of March 11, 2022 with an exercise price of $7.50.

(16)	Consists of: (i) 15,428 shares held by Mr. Rapp individually, (ii) 6,900 shares held jointly by Mr. Rapp and his spouse and (iii) shares issuable upon settlement of 6,268 stock-settled appreciation rights which are currently exercisable within 60 days of March 11, 2022 with an exercise price of $15.50.

(17)	Consists of: (i) 8,864 shares held by Mr. Rauckman individually, (ii) 2,094 unvested shares of restricted stock held by Mr. Rauckman, and (iii) 37,318 shares held by the Kevin S. Rauckman Trust, of which Mr. Rauckman is the sole trustee and therefore has sole voting and dispositive power with respect to such shares.

(18)	Consists of: (i) 83,500 shares held jointly by Mr. Robinson and his spouse, (ii) 5,087 unvested shares of restricted stock held by Mr. Robinson, and (iii) 22,605 shares held by Mr. Robinson individually.

(19)	Consists of: (i) 37,322 shares held jointly by Mr. Stogner and his spouse, (ii) 15,192 shares held by Mr. Stogner individually, and (iii) 8,675 shares of phantom stock payable in common stock upon Mr. Stogner’s separation of service as a director.

(20)	Consists of: (i) 67,412 shares held by Mr. Swinson’s IRA, (ii) 12,470 shares held by Mr. Swinson individually, and (iii) 17,830 shares of phantom stock payable in common stock upon Mr. Swinson’s separation of service as a director.

(21)	Includes: (i) shares issuable upon settlement of 13,037 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are exercisable as of March 11, 2022 with an exercise price of $6.25, (ii) shares issuable upon settlement of 18,301 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are exercisable within 60 days of March 11, 2022 with an exercise price of $7.50, (iii) shares issuable upon settlement of 8,933 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are currently exercisable as of March 11, 2022 with an exercise price of $8.25, (iv) shares issuable upon settlement of 6,429 stock-settled appreciation rights which are currently exercisable within 60 days of March 11, 2022 with an exercise price of $14.25, (v) 28,000 shares held by IRAs for the benefit of our executive officers who are not Company named executive officers or directors, and (vi) 66,556 shares held individually by our executive officers who are not Company named executive officers or directors.

Proxy Statement Page 33

Audit Matters

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year 2021 were complied with by each person who at any time during the 2021 fiscal year was a director or an executive officer or held more than 10% of our common stock.

Proxy Statement Page 34

Related Person Transactions

Policies and Procedures Regarding Related Person Transactions

Transactions by us or the Bank with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include the Affiliates Act and the Federal Reserve’s Regulation W (which governs certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our Board of Directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and Nasdaq concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Any related person transaction proposed to be entered into by the Company, or any of its subsidiaries, must be reported to the Company’s General Counsel and shall be reviewed and approved or ratified by the Audit Committee in accordance with the terms of the policy. In determining whether to approve a related person transaction, that committee will consider, among other factors, the approximate dollar value of the amount of the related person’s interest in the transaction, the nature of the Company’s participation in the transaction, whether the transaction was undertaken in the ordinary course of business of the Company, whether the transaction with the related person is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and the purpose of and the potential benefits to the Company of the transaction.

In addition to the compensation arrangements with directors and executive officers described in “Director Compensation” and “Executive Compensation” above, the following is a description of each transaction since January 1, 2021, and each proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Transactions

Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are clients of, or have or have had transactions with us or the Bank in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal stockholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the Bank’s regulatory requirements.

As of December 31, 2021, our officers, directors and principal stockholders as well as their immediate families and affiliated companies, as a group, were indebted directly and indirectly to us approximately $18 million, while deposits from this group totaled approximately $507 million as of such date. As of December 31, 2021, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates.

We have engaged Crews & Associates, Inc., an SEC-registered securities dealer, to execute certain trades of municipal bonds on our behalf. Crews & Associates, Inc. is a wholly-owned subsidiary of First Security Bancorp, a beneficial holder of more than 5% of our capital stock. In connection with these trades, we paid Crews & Associates, Inc. aggregate commissions of approximately $393,381 in fiscal year 2021, $207,840 in fiscal year 2020, and $100,000 in fiscal year 2019. In addition, from time to time, we sell loan participations to, purchase loan participations from and participate in syndicated loans, shared national credits and loan participations with, First Security Bank, a subsidiary of First Security Bancorp. These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to entities that are not related persons.

George Hansen’s son-in-law is a partner at law firm, Polsinelli LLP., that the Company engages from time-to-time. The Company spent approximately $360,000 in legal fees in 2021 with Polsinelli.

Proxy Statement Page 35

Annual Meeting Matters

ANNUAL MEETING MATTERS

We are providing this Proxy Statement to you by mail, or upon your request, electronically, in connection with the solicitation by the Board of Directors of CrossFirst of proxies to be voted at our 2022 Annual Meeting of Stockholders (including at any adjournment or postponement thereof), which will take place at virtually www.virtualshareholdermeeting.com/cfb2022 on May 3, 2022 at 10:00 a.m. Central time.

These materials were first sent or made available to stockholders on or about March 25, 2022.

These materials include:

•	the Notice of the Company’s 2022 Annual Meeting of Stockholders;

•	this Proxy Statement; and

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The materials also include the proxy card or voting instruction form for the Annual Meeting.

We do not know of any other matters which will be voted upon at the Annual Meeting. Record holders may appoint the Proxy Committee as their proxy. The Proxy Committee members are Benjamin R. Clouse, Chief Financial Officer & Corporate Secretary, and Michael J. Maddox, Chief Executive Officer, each with full power of substitution. The Proxy Committee will vote your shares as you direct. If you do not specify how your shares are to be voted, your shares will be voted consistent with the Board’s recommendations in this Proxy Statement.

INFORMATION ABOUT THE MEETING

All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may virtually attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need a legal proxy from your broker, bank or other nominee (the stockholder of record). If you are a beneficial owner of our common shares held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares.

Who Can Vote?

Only holders of record of our Common Stock, at the close of business on March 11, 2022, the Record Date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. Our Common Stock is our only class of voting securities. Each share of Common Stock is entitled to vote on each matter at the Annual Meeting.

Our Common Stock is listed on The Nasdaq Global Select Stock Market. As of the Record Date, we had 49,938,921 shares outstanding and entitled to vote.

Electronic Delivery

Stockholders may request to receive proxy materials electronically by email on an ongoing basis. We encourage stockholders to take advantage of electronic delivery to help reduce the environmental impact of our annual meetings, and reduce the cost to the Company associated with the physical printing and mailing of materials.

If You Have Questions or Need Assistance Voting Your Shares

If you have any questions or need assistance voting, please contact Heather Worley, Director of Investor Relations at CrossFirst Bankshares, Inc. at (214) 676-4666, street name holders may call the number on their voting instruction form.

Proxy Statement Page 36

Annual Meeting Matters

How Stockholders Vote

Voters include record holders and investors holding CrossFirst stock through a broker, bank, or other nominee.

Common Stock Held of Record.    If you are a stockholder of record, there are four ways to vote:

Internet Voting.    You may vote by proxy via the Internet by following the instructions provided on the proxy card.

Telephone Voting.    You may vote by proxy by calling the toll-free number found on the proxy card.

Voting by Mail.    You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

In Person during the Annual Meeting.    You may attend the Annual Meeting on Tuesday, May 3, 2022 at www.virtualshareholdermeeting.com/cfb2022 and vote.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or vote by Internet or telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

By casting a paper, Internet or telephone vote (each of which is valid under Kansas law), you appoint our Proxy Committee as your proxy to vote your shares of CrossFirst stock. Two of our officers constitute the Proxy Committee, which will vote as specified all shares of CrossFirst stock for which it is proxy. To name as proxy someone other than the Proxy Committee, please contact the Corporate Secretary at the address on page 9 for instructions. The person named as replacement proxy must attend and vote at the Annual Meeting. If you do not specify how you are voting your shares, the Proxy Committee intends to vote them for the Board’s nominees for Class II directors and for ratification of the appointment of BKD LLP, and in accordance with the discretion of the Proxy Committee on such other matters as properly come before the Annual Meeting.

Common Stock Held under the Plans.    If you hold shares of CrossFirst stock through our benefit plans, you may, by casting a paper, Internet, or telephone vote, instruct the trustee of the benefit plans how to vote the shares allocated to your accounts. Please note that your instructions must be received by the trustee no later than May 2, 2022 at 11:59 PM Eastern Time. The Proxy Committee will vote your shares as you instruct. For shares of

CrossFirst stock not allocated to benefit plan accounts or for which it has not received instructions, the trustee must vote the shares in the same proportion as those shares for which it received instructions. The trustee may vote benefit plan shares either in person or through a proxy. The trustee intends to vote in the same manner as the Proxy Committee on any miscellaneous matters stockholders properly bring before the Annual Meeting.

Common Stock Held through a Bank, Broker or Other Nominee.    If your shares are held in a brokerage account at a brokerage firm, bank, broker-dealer, or similar organization, then you are the “beneficial owner” of shares held in “street name,” and materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote your shares. Those instructions are contained in a “voting instruction form.” As a beneficial owner, you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank, or other nominee.

If you are a beneficial owner of shares held in street name, there are four ways to vote:

Internet Voting.    You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on the voting instruction form.

Telephone Voting.    You may vote by proxy by calling the toll-free number found on the voting instruction form.

Voting by Mail.    You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

In Person During the Annual Meeting.    If you wish to vote at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other nominee. Please contact your broker, bank, or other nominee for instructions regarding obtaining a legal proxy.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine”

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Annual Meeting Matters

matters (for which broker discretionary voting is not allowed). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspectors of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Revoking or Changing Your Vote after Submitting Your Proxy.

Stockholders of Record.    If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

➢	Signing and returning a new proxy card with later date;

➢	Submitting a later-dated vote by telephone or the Internet at www.proxyvote.com because only your latest telephone or Internet vote received by 11:59 PM Eastern Time on May 2, 2022 will be counted;

➢	Delivering a timely written revocation to our Corporate Secretary; or

➢	Attending the Annual Meeting and voting in person.

Beneficial Owners.

If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow its instructions for changing your vote.

VOTING STANDARDS

Proposals		Broker Discretionary Voting Allowed?	Votes Required for Approval	Withhold Votes, Abstentions and Broker Non-Votes	Our Board’s Recommendation
1	Election of Directors	No	Directors are elected by a plurality of the votes cast (meaning that the four director nominees who receive the highest number of shares voted “For” their election will be elected).	Withhold votes and broker non-votes have no impact on the outcome of the vote for this proposal.	“FOR” the election of each director nominee
2	Ratify Selection of BKD as independent auditor	Yes	The affirmative vote of a majority of the votes properly cast for or against the matter.	Abstentions and broker non-votes have no impact on the outcome of the vote for this proposal.	“FOR”

Required Vote

In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of our shares entitled to vote at the meeting. We count abstentions and broker “non-votes” as present and entitled to vote for purposes of determining a quorum.

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Annual Meeting Matters

With respect to the election of directors (Proposal No. 1), directors are elected by a plurality of the votes cast (meaning that the four director nominees who receive the highest number of shares voted “For” their election will be elected). You may vote “For” or “Withhold” authority to vote for each of the nominees for the Board. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.

Broker non-votes will have no effect on the election of the nominees.

With respect to the ratification of the appointment of BKD as our independent registered public accounting firm for 2021 (Proposal No. 2), approval of this proposal requires the affirmative vote of a majority of the votes properly cast for or against this matter. You may vote “For,” “Against” or “Abstain” from voting on this proposal. If you “Abstain” from voting with respect to this proposal, your vote will have no effect for this proposal. Broker non-votes will have no effect on the vote for this proposal.

General Information

Other Business

Management does not know of any matters to be presented at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders. However, if other matters come before the Annual Meeting, it is the intention of the Proxy Committee to vote said proxy in accordance with their judgment on such matters.

Costs of the Solicitation.  We will pay the costs of the 2022 Annual Meeting, including the cost for Solicitation of proxies. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of CrossFirst stock for their expenses in forwarding this Proxy Statement, the Annual Report, the Notice of Annual Meeting and other Company soliciting materials to the beneficial owners.

Stockholder Proposals Submitted Pursuant to Rule 14a-8.  If you desire to have a proposal included in our Proxy Statement for the 2023 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), our Corporate Secretary must receive your proposal c/o CrossFirst Bankshares, Inc., 11440 Tomahawk Creek Parkway, Leawood, Kansas 66221 (our headquarters) on or before November 25, 2022. The proposal must comply with applicable securities regulations.

Stockholder Proposals or Nominations Not Submitted Pursuant to Rule 14a-8.   For a stockholders proposal or nomination that is not intended to be included in our Proxy Statement for the 2023 Annual Meeting under Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary not earlier than the close of business on January 3, 2023; and no later than the close of business on February 2, 2023. If the date of the annual meeting is advanced by 30 days or delayed by 60 days or more from the anniversary of this year’s meeting, notice will be timely if received no earlier than the close of business 120 days and no later than the close of business 90 days in advance of such annual meeting or, if later, 10 days following the date on which public announcement of the date of the meeting is first made.

Availability of CrossFirst’s Bylaws. Our bylaws, which contain provisions regarding the requirements for making stockholder proposals and nominating director candidates, are available on our website at investors.crossfirstbankshares.com.

Availability of Annual Report. The Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”) as filed with the SEC includes a list of all exhibits. We will furnish copies of exhibits listed in the Form 10-K, if you request them in writing from our Corporate Secretary at our headquarters. We will ask you to pay our reasonable expenses in furnishing such exhibits. You may make such request only if you are a beneficial owner of CrossFirst stock entitled to vote at the Annual Meeting and you identify yourself as such. The Form 10-K including any specific exhibits filed with it, are available at investors.crossfirstbankshares.com and www.sec.gov.

Availability of Stockholder Lists.  We will provide the record holder list virtually during the Annual Meeting if any stockholder wishes to examine it for any purpose pertaining to the meeting. We will also make the list available during regular business hours at our headquarters at the above address for the ten-day period before the Annual Meeting.

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Annual Meeting Matters

Householding for Broker Customers.  Services that deliver materials to broker customers may deliver to multiple stockholders sharing the same address a single copy of the Notice of Annual Meeting, the Form 10-K and the Proxy Statement. If you received a single copy at an address shared by other stockholders, we will promptly deliver to you upon your written or verbal request a separate copy of the Notice of Annual Meeting, the Form 10-K and the Proxy Statement. Please make your request in writing to our Corporate Secretary at our headquarters or by calling 913-312-6822. To receive separate copies of the proxy materials in the future from your bank, broker or other nominee, or to receive only one copy per household, please contact the bank, broker, or other nominee holding your shares.

Interested Party Communications with our Directors.  Interested parties and stockholders may communicate in writing with the Board, the Independent Chairman, any director, or any group of directors such as all non-employee directors or all members of a Board committee. You may direct communications to the directors by writing to The Corporate Governance & Nominating Committee c/o Corporate Secretary, at our headquarters.

Our Corporate Secretary will distribute communications to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to its duties and responsibilities be excluded such as: spam, junk mail, and mass mailings; service complaints; resumes and other forms of job inquires; surveys; and business solicitations and advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. Any communication that is so excluded remains available to any director upon request.

By order of the Board of Directors:

Benjamin R. Clouse

Chief Financial Officer & Corporate Secretary

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CROSSFIRST BANKSHARES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 2, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CFB2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 2, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	O	O	O

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Lance Humphreys 02) Michael J. Maddox 03) Michael Robinson 04) Steve Swinson

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2022.	O	O	O

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000535664_1 R1.0.0.24

CROSSFIRST BANKSHARES, INC.
Annual Meeting of Stockholders
May 3, 2022 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael J. Maddox and Benjamin R. Clouse, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CROSSFIRST BANKSHARES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CFB2022 at 10:00 AM, Central Time on May 3, 2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000535664_2 R1.0.0.24